As filed with the Securities and Exchange Commission on March 15, 2013

Registration No. 333-186506

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RUBY TUESDAY, INC.*

(Exact Name of Registrant as Specified in Its Charter)

Georgia	5812	63-0475239
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

150 West Church Avenue

Maryville, TN 37801

(865) 379-5700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Scarlett May

Senior Vice President—Chief Legal

Officer and Secretary

Ruby Tuesday, Inc.

150 West Church Avenue

Maryville, TN 37801

(865) 379-5700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Richard A. Drucker

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

(212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

* Certain subsidiaries of Ruby Tuesday, Inc. are also registrants and are identified on the following page.

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount Of Registration Fee (2)
7 5/8% Senior Notes due 2020	$238,500,000	100%	$238,500,000	$32,531.40
Guarantees of 7 5/8% Senior Notes due 2020	(3)	(3)	(3)	(3)

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933.
(2)	Previously Paid
(3)

No separate consideration will be received for the Guarantees of 7 5/8% Senior Notes due 2020 being registered hereby. In accordance with Rule 457(n) under the Securities Act, no registration fee is payable with respect to the guarantees.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in Its Charter*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
RTBD, Inc.**	Delaware	7389	46-0486505
RT Finance, Inc.	Delaware	6159	20-1187242
Ruby Tuesday GC Cards, Inc.	Colorado	5900	20-8654931
RT Tampa Franchise, LP	Delaware	5812	72-1375290
RT Orlando Franchise, LP	Delaware	5812	62-1375105
RT South Florida Franchise, LP	Delaware	5812	72-1373535
RT New York Franchise, LLC	Delaware	5812	63-1231154
RT Southwest Franchise, LLC	Delaware	5812	63-1189715
RT Michiana Franchise, LLC	Delaware	5812	63-1228739
RT Franchise Acquisition, LLC	Delaware	6719	62-1811438
RT Kentucky Restaurant Holdings, LLC	Delaware	5812	72-1527435
RT Florida Equity, LLC	Delaware	6719	20-1187159
RTGC, LLC	Colorado	6719	82-0550770
RT Detroit Franchise, LLC	Delaware	5812	63-1228738
RT Michigan Franchise, LLC	Delaware	5812	63-1228760
RT West Palm Beach Franchise, LP	Delaware	5812	63-1200359
RT New England Franchise, LLC	Delaware	5812	63-1214970
RT Long Island Franchise, LLC	Delaware	5812	63-1204072
Ruby Tuesday, LLC	Delaware	7389	62-1821391
RT Indianapolis Franchise, LLC	Delaware	5812	62-1856016
RT Denver Franchise, LP	Delaware	5812	63-1192621
RT Omaha Franchise, LLC	Delaware	5812	63-1207442
RT KCMO Franchise, LLC	Delaware	5812	63-1197020
RT Portland Franchise, LLC	Delaware	5812	62-1813724
RT St. Louis Franchise, LLC	Delaware	5812	62-1856010
RT Western Missouri Franchise, LLC	Delaware	5812	62-1856082
RT Minneapolis Franchise, LLC	Delaware	5812	63-1202746
RT Las Vegas Franchise, LLC	Delaware	5812	63-1214969
4721 RT of Pennsylvania, Inc.	Pennsylvania	6719	63-1185374
RTT Texas, Inc.	Texas	6719	20-5382461
RTTT, LLC	Texas	6719	20-5389194
RT Arkansas Club, Inc.	Arkansas	6719	71-0814308
RT Jonesboro Club	Arkansas	6719	62-1852726
Ruby Tuesday of Conway, Inc.	Arkansas	6719	26-1209146
Ruby Tuesday of Russellville, Inc.	Arkansas	6719	26-2711601
Ruby Tuesday of Bryant, Inc.	Arkansas	6719	26-4146703
RT KCMO Kansas, Inc.	Kansas	6719	48-1208463
RT Louisville Franchise, LLC	Delaware	5812	72-1377151
RT McGhee Tyson, LLC	Delaware	5812	62-1793508
RT One Percent Holdings, Inc.	Delaware	6719	62-1852817
RT One Percent Holdings, LLC	Delaware	6719	62-1856689
Quality Outdoor Services, Inc.	Tennessee	6719	62-1551466
RT Airport, Inc.	Delaware	6719	62-1793509
RT O’Toole, LLC	Delaware	6500	62-1800556
RT Smith, LLC	Delaware	6500	62-1800557
RT Millington, LLC	Delaware	6500	62-1800875
Wok Hay 2, LLC	Delaware	5812	26-0164934
RT Distributing, LLC	Tennessee	6719	20-5696096
RT Northern California Franchise, LLC	Delaware	5812	62-1813723

Exact Name of Registrant as Specified in Its Charter*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
RTTA, LP	Texas	5812	20-2560035
RT Restaurant Services, LLC	Delaware	6719	20-1187283
RT New Hampshire Restaurant Holdings, LLC	Delaware	5812	72-1527438
RT Minneapolis Holdings, LLC	Delaware	6719	62-1857189
RT Omaha Holdings, LLC	Delaware	6719	74-3028647
RT Denver, Inc.	Georgia	6719	63-1192623
RT Louisville, Inc.	Georgia	6719	72-1381527
RT Orlando, Inc.	Georgia	6719	62-1697231
RT South Florida, Inc.	Georgia	6719	62-1697232
RT Tampa, Inc.	Georgia	6719	72-1380574
RT West Palm Beach, Inc.	Georgia	6719	63-1196980

*	The address for each additional registrant other than RTBD, Inc. is 150 West Church Avenue, Maryville, Tennessee 37801.
**	The address for RTBD, Inc. is 300 Delaware Avenue, Suite 1233, Wilmington, Delaware 19801.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-186506) is being filed solely to (a) file the exhibits indicated in Item 21 and (b) to revise certain of the signature pages. No changes are made to the Prospectus contained in Part I of the Registration Statement on Form S-4 (File No. 333-186506) filed on February 7, 2013.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Ruby Tuesday, Inc.

RT Denver, Inc.

RT Louisville, Inc.

RT Orlando, Inc.

RT South Florida, Inc.

RT Tampa, Inc.

RT West Palm Beach, Inc.

Each of Ruby Tuesday, Inc., RT Denver, Inc., RT Louisville, Inc., RT Orlando, Inc., RT South Florida, Inc., RT Tampa, Inc. and RT West Palm Beach, Inc. is a Georgia corporation.

Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code (the “Code”) provides that a corporation may indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if such individual conducted himself or herself in good faith and such individual reasonably believed, in the case of conduct in an official capacity, that such conduct was in the best interests of the corporation and, in all other cases, that such conduct was at least not opposed to the best interests of the corporation and, in the case of any criminal proceeding, such individual had no reasonable cause to believe such conduct was unlawful. Subsection (d) of Section 14-2-851 of the Code provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 14-2-851 of the Code or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

Notwithstanding the foregoing, pursuant to Section 14-2-854 of the Code a court may order a corporation to indemnify a director or advance expenses if such court determines that the director is entitled to indemnification or advance for expenses under the Code or that it is fair and reasonable to indemnify such director or to advance expenses to such director, in view of all the relevant circumstances, even if such director has not met the relevant standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the Code, failed to comply with Section 14-2-853 of the Code or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Section 14-2-851 of the Code. However, if such director was adjudged liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding. If the court orders indemnification and/or advance of expenses pursuant to Section 14-2-854 of the Code, the court may also order the corporation to pay the director’s reasonable expenses in obtaining the court ordered indemnification or advance of expenses.

Section 14-2-852 of the Code provides that if a director has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party, because he or she is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by the director in connection with the proceeding.

Section 14-2-857 of the Code provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director and if he or she is not a director, to such further extent as may be provided in its articles of incorporation, bylaws, a resolution of its board of directors or contract except for liability arising out of conduct that constitutes: (i) appropriation of any business opportunity of the corporation in violation of his or her duties; (ii) acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) receipt of an improper personal benefit or (iv) making distributions in violation of Section 14-2-640 of the Code or the corporation’s articles of incorporation. Section 14-2-857 of the Code also provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and is entitled to apply for court ordered indemnification or advances for expenses under Section 14-2-854, in each case to the same extent as a director. In addition, Section 14-2-857 provides that a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

Article IX of Ruby Tuesday, Inc.’s articles of incorporation and Article XII of its by-laws provide for indemnification of any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Article XIII of the articles of incorporation and Article XIII the by-laws of each of RT Denver, Inc., RT Louisville, Inc., RT Orlando, Inc., RT South Florida, Inc., RT Tampa, Inc., and RT West Palm Beach, Inc. provide for indemnification of each person who is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Ruby Tuesday, Inc. maintains standard policies of insurance under which coverage is provided to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to Ruby Tuesday, Inc. with respect to payments which may be made by Ruby Tuesday, Inc. to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

RTBD, Inc.

RT Finance, Inc.

RT One Percent Holdings, Inc.

RT Airport, Inc.

Each of RTBD, Inc., RT Finance, Inc., RT One Percent Holdings, Inc. and RT Airport, Inc. is a Delaware corporation (each, a “DE Corporation”).

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to Ruby Tuesday, Inc. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit. Ruby Tuesday, Inc.’s Certificate of Incorporation provides for such limitation of liability.

Paragraph 7 of each DE Corporation’s certificate of incorporation provides for the elimination of the personal liability of the directors of the corporation to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law.

RT Tampa Franchise, LP

RT Orlando Franchise, LP

RT South Florida Franchise, LP

RT West Palm Beach Franchise, LP

RT Denver Franchise, LP

Each of RT Tampa Franchise, LP, RT Orlando Franchise, LP, RT South Florida Franchise, LP, RT West Palm Beach Franchise, LP and RT Denver Franchise, LP is a Delaware limited partnership.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against any and all claims and demands whatsoever.

Section 15.2 of RT Tampa Franchise, LP’s limited partnership agreement provides for indemnification of each partner and all of their respective shareholders, members, partners, directors, managers, officers, agents and employees to the fullest extent permitted by the laws of the State of Delaware.

RT New York Franchise, LLC

RT Southwest Franchise, LLC

RT Michiana Franchise, LLC

RT Franchise Acquisition, LLC

RT Kentucky Restaurant Holdings, LLC

RT Florida Equity, LLC

RT Detroit Franchise, LLC

RT Michigan Franchise, LLC

RT New England Franchise, LLC

RT Long Island Franchise, LLC

Ruby Tuesday, LLC

RT Indianapolis Franchise, LLC

RT Omaha Franchise, LLC

RT KCMO Franchise, LLC

RT Portland Franchise, LLC

RT St. Louis Franchise, LLC

RT Western Missouri Franchise, LLC

RT Minneapolis Franchise, LLC

RT Las Vegas Franchise, LLC

RT Louisville Franchise, LLC

RT McGhee Tyson, LLC

RT One Percent Holdings, LLC

RT O’Toole, LLC

RT Smith, LLC

RT Millington, LLC

Wok Hay 2, LLC

RT Northern California Franchise, LLC

RT Restaurant Services, LLC

RT New Hampshire Restaurant Holdings, LLC

RT Minneapolis Holdings, LLC

RT Omaha Holdings, LLC

Each of RT New York Franchise, LLC, RT Southwest Franchise, LLC, RT Michiana Franchise, LLC, RT Franchise Acquisition, LLC, RT Kentucky Restaurant Holdings, LLC, RT Florida Equity, LLC, RT Detroit Franchise, LLC, RT Michigan Franchise, LLC, RT New England Franchise, LLC, RT Long Island Franchise,

LLC, Ruby Tuesday, LLC, RT Indianapolis Franchise, LLC, RT Omaha Franchise, LLC, RT KCMO Franchise, LLC, RT Portland Franchise, LLC, RT St. Louis Franchise, LLC, RT Western Missouri Franchise, LLC, RT Minneapolis Franchise, LLC, RT Las Vegas Franchise, LLC, RT Louisville Franchise, LLC, RT McGhee Tyson, LLC, RT One Percent Holdings, LLC, RT O’Toole, LLC, RT Smith, LLC, RT Millington, LLC, Wok Hay 2, LLC, RT Northern California Franchise, LLC, RT Restaurant Services, LLC, RT New Hampshire Restaurant Holdings, LLC, RT Minneapolis Holdings, LLC and RT Omaha Holdings, LLC is a Delaware limited liability company (each, a “DE LLC”).

Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) states that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 15.2 of the participation and operating agreements of each of RT New York Franchise, LLC, RT Southwest Franchise, LLC, RT Louisville Franchise, LLC, RT McGhee Tyson, LLC and RT Northern California Franchise, LLC provides for indemnification of each member and manager and all of their respective shareholders, members, partners, directors, managers, officers, agents and employees to the fullest extent permitted by the laws of the State of Delaware.

Section 5.3 of the operating agreements of each of RT Franchise Acquisition, LLC, RT Kentucky Restaurant Holdings, LLC, RT Florida Equity, LLC, Ruby Tuesday, LLC, RT One Percent Holdings, LLC, RT O’Toole, LLC, RT Smith, LLC, RT Millington, LLC, RT New Hampshire Restaurant Holdings, LLC, RT Minneapolis Holdings, LLC, and RT Omaha Holdings, LLC provides for indemnification of each person who is or was a member, manager, officer, employee, or agent of the company or is or was serving at the request of the company as a director, officer, partner, trustee, employee, or agent of another foreign or domestic limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Section 1.9 of the participation and operating agreements of each of Wok Hay 2, LLC and RT Restaurant Services, LLC provides for indemnification of each member and its affiliates and any of their respective officers, directors, employees, stockholders, partners (limited and/or general) managers, members, consultants or agents and each person acting in any such capacity for the company to the fullest extent permitted by the laws of the State of Delaware.

Ruby Tuesday GC Cards, Inc.

Ruby Tuesday GC Cards, Inc. is a Colorado corporation.

Section 7-109-102 of the Colorado Business Corporation Act (the “Colorado Corporation Act”) empowers a Colorado corporation to indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if (a) the person’s conduct was in good faith; and (b) the person reasonably believed (i) in the case of conduct in an official capacity with the corporation, that such conduct was in the corporation’s best interests; and (ii) in all other cases, that such conduct was at least not opposed to the corporation’s best interests; and (c) in the case of any criminal proceeding, the person had no reasonable cause to believe the person’s conduct was unlawful. Section 7-109-107 of the Colorado Corporation Act empowers a corporation to indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director, or to a greater extent, if such person is not also a director, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

Section 7-109-103 of the Colorado Corporation Act provides that, unless limited by its articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by the person in connection with the proceeding. Pursuant to Section 7-109-107 of the Colorado Corporation Act, an officer is also entitled to such mandatory indemnification.

RTGC, LLC

RTGC, LLC is a Colorado limited liability company.

Section 7-80-407 of the Colorado Limited Liability Company Act (the “Colorado LLC Act”) requires a Colorado limited liability company to reimburse a person who is or was a member or manager for payments made, and indemnify a person who is or was a member or manager for liabilities incurred by the person, in the ordinary course of the business of the limited liability company or for the preservation of its business or property, if such payments were made or liabilities incurred without violation of the person’s duties to the limited liability company.

Section 5.3 of RTGC, LLC’s limited liability company operating agreement provides for indemnification of each person who is or was a member, manager, officer, employee, or agent of the company or is or was serving at the request of the company as a director, officer, partner, trustee, employee, or agent of another foreign or domestic limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

RT Arkansas Club, Inc.

RT Jonesboro Club

Ruby Tuesday of Conway, Inc.

Ruby Tuesday of Russellville, Inc.

Ruby Tuesday of Bryant, Inc.

Each of RT Arkansas Club, Inc., RT Jonesboro Club, Ruby Tuesday of Conway, Inc., Ruby Tuesday of Russellville, Inc. and Ruby Tuesday of Bryant, Inc. is an Arkansas nonprofit corporation (each, an “Arkansas Corporation”).

Sections 4-33-851 and 4-33-856 of the Arkansas Nonprofit Corporation Act of 1993 allows an Arkansas Corporation to indemnify an individual made a party to a proceeding because the individual is or was a director, officer, employee or agent against liability incurred in the proceeding if the individual (1) conducted himself or herself in good faith; (2) reasonably believed, in the case of conduct in his or her official capacity with the Arkansas Corporation, that his or her conduct was in its best interests or, in all other cases, that his or her conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director, officer, employee or agent did not meet the standard of conduct described above. An Arkansas Corporation may not indemnify a director, officer, employee or agent in connection with a proceeding by or in the right of the Arkansas Corporation in which the individual was adjudged liable to the Arkansas Corporation or in connection with any other proceeding charging improper personal benefit to the individual, whether or not involving action in his or her official capacity, in which the individual was adjudged liable on the basis that personal benefit was improperly received by the individual. Unless limited by its articles of incorporation, an Arkansas Corporation shall indemnify a director, officer, employee or agent pursuant to Sections 4-33-852 and 4-33-856 of the Arkansas Nonprofit Corporation Act of 1993 who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because he or she is or was a director, officer, employee or agent of the Arkansas Corporation against reasonable expenses actually incurred by the individual in connection with the proceeding.

Article VI of the by-laws of RT Jonesboro Club provides for indemnification for any director or officer or such person’s estate or personal representative who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer is a party by virtue of such person’s status as a director or officer of the corporation. The corporation may indemnify a director or officer made a party to a proceeding by virtue of such person’s status as a director or officer, against liability incurred in the proceeding if the following conditions are met: (1) the director or officer conducted himself or herself in good faith; (2) with respect to conduct in his or her official capacity, the director or officer had reason to believe that his or her conduct was in the best interests of the corporation; (3) in cases of conduct not in his or her official capacity, the director or officer had reason to believe that his or her conduct was at least not opposed to the best interests of the corporation. The corporation shall not indemnify a director or officer in connection with any proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to the director or officer, whether or not involving action in his or her official capacity, in which the director or officer was adjudged liable on the basis that personal benefit was improperly received by the director or officer.

Each of RT Arkansas Club, Inc., Ruby Tuesday of Conway, Inc., Ruby Tuesday of Russellville, Inc. and Ruby Tuesday of Bryant, Inc. has no indemnification provisions.

RT KCMO Kansas, Inc.

RT KCMO Kansas, Inc. is a Kansas corporation.

Section 17-6305 of the Kansas General Corporation Law authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement in connection with such action, including attorney’s fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

A Kansas corporation may also indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action, including attorney’s fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Article V of the by-laws of RT KCMO Kansas, Inc. provides for the indemnification of each person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation, partnership, limited liability company, joint venture, trust or employee benefit plan to the fullest extent permitted by the laws of the State of Kansas.

4721 RT of Pennsylvania, Inc.

4721 RT of Pennsylvania, Inc. is a Pennsylvania corporation.

Sections 1741 through 1750 of the Pennsylvania Business Corporation Law (the “PaBCL”) relate to the indemnification powers and duties of Pennsylvania business corporations. Pursuant to Section 1741 of the PaBCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (a) if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation and (b) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. Pursuant to Section 1742 of the PaBCL, in actions brought against such a person by or in the right of the corporation, a corporation may indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which he or she has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, he or she is fairly and reasonably entitled to indemnification for the expenses that the court of common pleas or such other court deems proper. A Pennsylvania corporation is required to indemnify a director, officer, employee or agent of the corporation against expenses actually and reasonably incurred to the extent that he or she has been successful on the merits or otherwise in defending an action or proceeding referred to in Section 1741 or 1742 of the PaBCL, or in defense of any claim, issue or matter therein.

Section 1746 of the PaBCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any bylaw provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Article VII of the by-laws of 4721 RT of Pennsylvania, Inc. provides for the indemnification of each person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer or trustee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or where the basis of the proceeding is any alleged action or failure to take any action by such person while acting in an official capacity as a director or officer of the company, or in any other capacity on behalf of the company while such person is or was serving as a director or officer of the company to the fullest extent permitted by the laws of the State of Pennsylvania.

Quality Outdoor Services, Inc.

Quality Outdoor Services, Inc. is a Tennessee corporation.

The Tennessee Business Corporation Act (the “TNBCA”) provides that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (a) the individual conducted himself or herself in good faith; (b) the individual reasonably believed (i) in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interest; and (ii) in all other cases, that the individual’s conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. Under the TNBCA, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of the director’s good faith belief that the director has met the standard of conduct described in the preceding sentence; (2) the director furnishes the corporation a written undertaking, executed personally or on the director’s behalf, to repay the advance if it is ultimately determined that the director is not entitled to indemnification; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under the TNBCA. Unless a corporation’s charter provides otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. A corporation may not indemnify a director under the statute (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (y) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. Unless limited by its charter, a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred by him or her in connection with the proceeding. A corporation may also purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against liabilities asserted against or incurred by the individual in such capacity or arising from the individual’s status as a director, officer, employee or agent, whether or not the corporation would have the power to indemnify the individual against the same liability under the statute.

Quality Outdoor Services, Inc. does not have any indemnification provisions.

RT Distributing, LLC

RT Distributing, LLC is a Tennessee limited liability company.

The Tennessee LLC Act provides that a limited liability company may indemnify a person if the individual acted in good faith and reasonably believed that (i) in the case of conduct in such individual’s official capacity with the limited liability company, that such individual’s conduct was in its best interests, and (ii) in all other cases, that such individual’s conduct was at least not opposed to its best interests and (iii) in the case of any criminal proceeding, such individual had no reason to believe that his conduct was unlawful. The Tennessee LLC Act also requires indemnity for any responsible person who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which such a person was a party because the person is or was a responsible party of the limited liability company, against reasonable expenses incurred by the person in connection with the proceeding.

Section 5.3 of RT Distributing, LLC’s limited liability company operating agreement provides for indemnification of each person who is or was a member, manager, officer, employee, or agent of the company or is or was serving at the request of the company as a director, officer, partner, trustee, employee, or agent of another foreign or domestic limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

RTT Texas, Inc.

RTT Texas, Inc. is a Texas corporation.

Chapter 8 of the Texas Business Organizations Code (the “TBOC”) authorizes a Texas corporation to indemnify a governing person, former governing person or delegate who was, is, or is threatened to be made a named defendant or respondent in a proceeding, including any threatened, pending or completed action or other proceeding, whether civil, criminal, administrative, arbitrative, or investigative, or an appeal of such action or proceeding, or an inquiry or investigation that could lead to such an action or proceeding. The TBOC provides that, unless a court of competent jurisdiction determines that the person is entitled to indemnification, indemnification is permitted only if it is determined that such person (a) acted in good faith; (b) reasonably believed (i) in the case of conduct in his official capacity, that the person’s conduct was in the enterprise’s best interests; and (ii) in any other cases, that the person’s conduct was not opposed to the enterprise’s best interests; and (c) in the case of any criminal proceeding, did not a reasonable cause to believe the person’s conduct was unlawful. To the extent consistent with other law, the TBOC authorizes a Texas corporation to indemnify and advance expenses to a person who is not a governing person, including an officer, employee, or agent, as provided by: (1) the enterprise’s governing documents; (2) general or specific action of the enterprise’s governing authority; (3) resolution of the enterprise’s owners or members; (4) contract; or (5) common law. The certificate of formation of a corporation may restrict the circumstances under which the enterprise must or may indemnify a person under Chapter 8 of the TBOC.

Article VII of the by-laws of RTT Texas, Inc. states that the Corporation may indemnify persons who are or were a director or officer of the Corporation, both in their capacities as directors and officers of the Corporation and, if serving at the request of the Corporation as a director, officer, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, trust, partnership, joint venture, sole proprietorship, employee benefit plan or other enterprise, in each of those capacities to the fullest extent permitted or required by Article 2.02-1 of the Texas Business Corporation Act. The Corporation may also indemnify persons who are or were an employee or agent (other than a present or former director or officer) of the Corporation, or persons who are not or were not employees or agents of the Corporation but who are or were serving at the request of the Corporation as a director, officer, trustee, employee, agent or similar functionary of another foreign or domestic corporation, trust, partnership, joint venture, sole proprietorship, employee benefit plan or other enterprise to the fullest extent permitted or required by Article 2.02-1 of the Texas Business Corporation Act.

RTTT, LLC

RTTT, LLC is a Texas limited liability company.

Section 101.402 of the TBOC permits a limited liability company to indemnify its members, managers and officers and assignees of membership interests in the company, to pay or reimburse expenses incurred by such persons and purchase, procure or establish and maintain insurance or another arrangement to indemnify or hold harmless such persons. The foregoing provisions may be waived or modified in the limited liability company’s company agreement.

Article VI of the Company Agreement of RTTT, LLC provides for indemnification of each person who is or was a member, manager, or officer of the company, both in the person’s official capacity and as a representative of another enterprise, another organization, or an employee benefit plan if serving at the request of the company. The company may indemnify any person who is or was an employee or agent (other than a present or former member, manager or officer) of the company, and each person who is not or was not an employee or agent of the company but who is or was serving at the company’s request as a director, manager, officer, trustee, employee, agent, or similar functionary of another foreign or domestic enterprise.

RTTA, LP

RTTA, LP is a Texas limited partnership.

Chapter 8 of the TBOC authorizes a Texas limited partnership to indemnify a governing person, former governing person or delegate who was, is, or is threatened to be made a named defendant or respondent in a proceeding, including any threatened, pending or completed action or other proceeding, whether civil, criminal, administrative, arbitrative, or investigative, or an appeal of such action or proceeding, or an inquiry or investigation that could lead to such an action or proceeding. The TBOC provides that, unless a court of competent jurisdiction determines that the person is entitled to indemnification, indemnification is permitted only if it is determined that such person (a) acted in good faith; (b) reasonably believed (i) in the case of conduct in his official capacity, that the person’s conduct was in the enterprise’s best interests; and (ii) in any other cases, that the person’s conduct was not opposed to the enterprise’s best interests; and (c) in the case of any criminal proceeding, did not a reasonable cause to believe the person’s conduct was unlawful. To the extent consistent with other law, the TBOC authorizes a Texas limited partnership to indemnify and advance expenses to a person who is not a governing person, including an officer, employee, or agent, as provided by: (1) the enterprise’s governing documents; (2) general or specific action of the enterprise’s governing authority; (3) resolution of the enterprise’s owners or members; (4) contract; or (5) common law. The partnership agreement of a limited partnership may restrict the circumstances under which the enterprise must or may indemnify a person under Chapter 8 of the TBOC

Article 5.11 of RTTA, LP’s agreement of limited partnership provides for indemnification of each general partner and its affiliates and their respective officers, directors, partners, employees and agents, specifically including the indemnified person’s sole, partial or concurrent negligence.

The Registration Rights Agreement filed as Exhibit 1 to this Registration Statement provides for indemnification of directors and officers of Ruby Tuesday, Inc. and the guarantors by each holder of the notes and each participating broker-dealer against certain liabilities.

Item 21.	Exhibits and Financial Statement Schedules

Exhibit No.	Document

1.1	Registration Rights Agreement dated as of May 14, 2012 among Ruby Tuesday, Inc., the guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers (incorporated by reference from Exhibit 10.2 to Form 8-K filed on May 16, 2012 (File No. 1-12454))

3.1	Articles of Incorporation, as amended, of Ruby Tuesday, Inc. (incorporated by reference from Exhibit 3.1 to Form 8-B filed on March 15, 1996 (File No. 1-12454))

3.2	Bylaws, as amended and restated, of Ruby Tuesday, Inc. (incorporated by reference from Exhibit 3.1 to Form 8-K filed on October 8, 2009 (File No. 1-12454))

3.3	Articles of Incorporation of RTBD, Inc. (incorporated by reference from Exhibit 3.3 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.4	Bylaws of RTBD, Inc. (incorporated by reference from Exhibit 3.4 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.5	Articles of Incorporation of RT Finance, Inc. (incorporated by reference from Exhibit 3.5 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.6	Bylaws of RT Finance, Inc. (incorporated by reference from Exhibit 3.6 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.7	Articles of Incorporation of Ruby Tuesday GC Cards, Inc. (incorporated by reference from Exhibit 3.7 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.8	Bylaws of Ruby Tuesday GC Cards, Inc. (incorporated by reference from Exhibit 3.8 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

Exhibit No.	Document

3.9	Certificate of Formation of RT Tampa Franchise, LP (incorporated by reference from Exhibit 3.9 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.10	Certificate of Formation of RT Orlando Franchise, LP (incorporated by reference from Exhibit 3.10 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.11	Certificate of Formation of RT South Florida Franchise, LP (incorporated by reference from Exhibit 3.11 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.12	Certificate of Formation of RT New York Franchise, LLC (incorporated by reference from Exhibit 3.12 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.13	Certificate of Formation of RT Southwest Franchise, LLC (incorporated by reference from Exhibit 3.13 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.14	Participation and Operating Agreement of RT Southwest Franchise, LLC (incorporated by reference from Exhibit 3.14 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.15	Certificate of Formation of RT Michiana Franchise, LLC (incorporated by reference from Exhibit 3.15 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.16	Certificate of Formation of RT Franchise Acquisition, LLC (incorporated by reference from Exhibit 3.16 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.17	Operating Agreement of RT Franchise Acquisition, LLC (incorporated by reference from Exhibit 3.17 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.18	Certificate of Formation of RT Kentucky Restaurant Holdings, LLC (incorporated by reference from Exhibit 3.18 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.19	Operating Agreement of RT Kentucky Restaurant Holdings, LLC (incorporated by reference from Exhibit 3.19 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.20	Certificate of Formation of RT Florida Equity, LLC (incorporated by reference from Exhibit 3.20 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.21	Operating Agreement of RT Florida Equity, LLC (incorporated by reference from Exhibit 3.21 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.22	Certificate of Formation of RTGC, LLC (incorporated by reference from Exhibit 3.22 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.23	Operating Agreement of RTGC, LLC (incorporated by reference from Exhibit 3.23 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

Exhibit No.	Document

3.24	Certificate of Formation of RT Detroit Franchise, LLC (incorporated by reference from Exhibit 3.24 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.25	Certificate of Formation of RT Michigan Franchise, LLC (incorporated by reference from Exhibit 3.25 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.26	Certificate of Formation of RT West Palm Beach Franchise, LP (incorporated by reference from Exhibit 3.26 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.27	Certificate of Formation of RT New England Franchise, LLC (incorporated by reference from Exhibit 3.27 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.28	Certificate of Formation of RT Long Island Franchise, LLC (incorporated by reference from Exhibit 3.28 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.29	Certificate of Formation of Ruby Tuesday, LLC (incorporated by reference from Exhibit 3.29 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.30	Operating Agreement of Ruby Tuesday, LLC (incorporated by reference from Exhibit 3.30 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.31	Certificate of Formation of RT Indianapolis Franchise, LLC (incorporated by reference from Exhibit 3.31 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.32	Certificate of Formation of RT Denver Franchise, LP (incorporated by reference from Exhibit 3.32 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.33	Certificate of Formation of RT Omaha Franchise, LLC (incorporated by reference from Exhibit 3.33 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.34	Certificate of Formation of RT KCMO Franchise, LLC (incorporated by reference from Exhibit 3.34 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.35	Certificate of Formation of RT Portland Franchise, LLC (incorporated by reference from Exhibit 3.35 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.36	Certificate of Formation of RT St. Louis Franchise, LLC (incorporated by reference from Exhibit 3.36 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.37	Certificate of Formation of RT Western Missouri Franchise, LLC (incorporated by reference from Exhibit 3.37 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

Exhibit No.	Document

3.38	Certificate of Formation of RT Minneapolis Franchise, LLC (incorporated by reference from Exhibit 3.38 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.39	Certificate of Formation of RT Las Vegas Franchise, LLC (incorporated by reference from Exhibit 3.39 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.40	Articles of Incorporation of 4721 RT of Pennsylvania, Inc. (incorporated by reference from Exhibit 3.40 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.41	Bylaws of 4721 RT of Pennsylvania, Inc. (incorporated by reference from Exhibit 3.41 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.42	Articles of Incorporation of RTT Texas, Inc. (incorporated by reference from Exhibit 3.42 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.43	Bylaws of RTT Texas, Inc. (incorporated by reference from Exhibit 3.43 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.44	Certificate of Formation of RTTT, LLC (incorporated by reference from Exhibit 3.44 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.45	Company Agreement of RTTT, LLC (incorporated by reference from Exhibit 3.45 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.46	Articles of Incorporation of RT Arkansas Club, Inc. (incorporated by reference from Exhibit 3.46 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.47	Bylaws of RT Arkansas Club, Inc. (incorporated by reference from Exhibit 3.47 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.48	Articles of Incorporation of RT Jonesboro Club (incorporated by reference from Exhibit 3.48 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.49	Bylaws of RT Jonesboro Club (incorporated by reference from Exhibit 3.49 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.50	Articles of Incorporation of Ruby Tuesday of Conway, Inc. (incorporated by reference from Exhibit 3.50 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.51	Bylaws of Ruby Tuesday of Conway, Inc. (incorporated by reference from Exhibit 3.51 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.52	Articles of Incorporation of Ruby Tuesday of Russellville, Inc. (incorporated by reference from Exhibit 3.52 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.53	Bylaws of Ruby Tuesday of Russellville, Inc. (incorporated by reference from Exhibit 3.53 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.54	Articles of Incorporation of Ruby Tuesday of Bryant, Inc. (incorporated by reference from Exhibit 3.54 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

Exhibit No.	Document

3.55	Bylaws of Ruby Tuesday of Bryant, Inc. (incorporated by reference from Exhibit 3.55 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.56	Articles of Incorporation of RT KCMO Kansas, Inc. (incorporated by reference from Exhibit 3.56 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.57	Bylaws of RT KCMO Kansas, Inc. (incorporated by reference from Exhibit 3.57 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.58	Certificate of Formation of RT Louisville Franchise, LLC (incorporated by reference from Exhibit 3.58 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.59	Participation and Operating Agreement of RT Louisville Franchise, LLC (incorporated by reference from Exhibit 3.59 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.60	Certificate of Formation of RT McGhee Tyson, LLC (incorporated by reference from Exhibit 3.60 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.61	Participation and Operating Agreement of RT McGhee Tyson, LLC (incorporated by reference from Exhibit 3.61 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.62	Articles of Incorporation of RT One Percent Holdings, Inc. (incorporated by reference from Exhibit 3.62 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.63	Bylaws of RT One Percent Holdings, Inc. (incorporated by reference from Exhibit 3.63 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.64	Certificate of Formation of RT One Percent Holdings, LLC (incorporated by reference from Exhibit 3.64 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.65	Operating Agreement of RT One Percent Holdings, LLC (incorporated by reference from Exhibit 3.65 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.66	Articles of Incorporation of Quality Outdoor Services, Inc. (incorporated by reference from Exhibit 3.66 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.67	Bylaws of Quality Outdoor Services, Inc. (incorporated by reference from Exhibit 3.67 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.68	Articles of Incorporation of RT Airport, Inc. (incorporated by reference from Exhibit 3.68 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.69	Bylaws of RT Airport, Inc. (incorporated by reference from Exhibit 3.69 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.70	Certificate of Formation of RT O’Toole, LLC (incorporated by reference from Exhibit 3.70 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

Exhibit No.	Document

3.71	Operating Agreement of RT O’Toole, LLC (incorporated by reference from Exhibit 3.71 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.72	Certificate of Formation of RT Smith, LLC (incorporated by reference from Exhibit 3.72 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.73	Operating Agreement of RT Smith, LLC (incorporated by reference from Exhibit 3.73 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.74	Certificate of Formation of RT Millington, LLC (incorporated by reference from Exhibit 3.74 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.75	Operating Agreement of RT Millington, LLC (incorporated by reference from Exhibit 3.75 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.76	Certificate of Formation of Wok Hay 2, LLC (incorporated by reference from Exhibit 3.76 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.77	Participation and Operating Agreement of Wok Hay 2, LLC (incorporated by reference from Exhibit 3.77 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.78	Certificate of Formation of RT Distributing, LLC (incorporated by reference from Exhibit 3.78 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.79	Operating Agreement of RT Distributing, LLC (incorporated by reference from Exhibit 3.79 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.80	Certificate of Formation of RT Northern California Franchise, LLC (incorporated by reference from Exhibit 3.80 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.81	Participation and Operating Agreement of RT Northern California Franchise, LLC (incorporated by reference from Exhibit 3.81 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.82	Certificate of Formation of RTTA, LP (incorporated by reference from Exhibit 3.82 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.83	Agreement of Limited Partnership of RTTA, LP (incorporated by reference from Exhibit 3.83 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.84	Certificate of Formation of RT Restaurant Services, LLC (incorporated by reference from Exhibit 3.84 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.85	Operating Agreement of RT Restaurant Services, LLC (incorporated by reference from Exhibit 3.85 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

Exhibit No.	Document

3.86	Certificate of Formation of RT New Hampshire Restaurant Holdings, LLC (incorporated by reference from Exhibit 3.86 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.87	Operating Agreement of RT New Hampshire Restaurant Holdings, LLC (incorporated by reference from Exhibit 3.87 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.88	Certificate of Formation of RT Minneapolis Holdings, LLC (incorporated by reference from Exhibit 3.88 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.89	Operating Agreement of RT Minneapolis Holdings, LLC (incorporated by reference from Exhibit 3.89 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.90	Certificate of Formation of RT Omaha Holdings, LLC (incorporated by reference from Exhibit 3.90 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.91	Operating Agreement of RT Omaha Holdings, LLC (incorporated by reference from Exhibit 3.91 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.92	Articles of Incorporation of RT Denver, Inc. (incorporated by reference from Exhibit 3.92 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.93	Bylaws of RT Denver, Inc. (incorporated by reference from Exhibit 3.93 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.94	Articles of Incorporation of RT Louisville, Inc. (incorporated by reference from Exhibit 3.94 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.95	Bylaws of RT Louisville, Inc. (incorporated by reference from Exhibit 3.95 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.96	Articles of Incorporation of RT Orlando, Inc. (incorporated by reference from Exhibit 3.96 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.97	Bylaws of RT Orlando, Inc. (incorporated by reference from Exhibit 3.97 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.98	Articles of Incorporation of RT South Florida, Inc. (incorporated by reference from Exhibit 3.98 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.99	Bylaws of RT South Florida, Inc. (incorporated by reference from Exhibit 3.99 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.100	Articles of Incorporation of RT Tampa, Inc. (incorporated by reference from Exhibit 3.100 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

Exhibit No.	Document

3.101	Bylaws of RT Tampa, Inc. (incorporated by reference from Exhibit 3.101 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.102	Articles of Incorporation of RT West Palm Beach, Inc. (incorporated by reference from Exhibit 3.102 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.103	Bylaws of RT West Palm Beach, Inc. (incorporated by reference from Exhibit 3.103 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

4.1	Indenture, dated as of May 14, 2012 among Ruby Tuesday, Inc., the guarantors named therein and the Trustee ((incorporated by reference from Exhibit 10.1 to the Ruby Tuesday, Inc. Current Report on Form 8-K dated May 14, 2012 (File No. 1-12454)).

5.1	Opinion of Davis Polk & Wardwell LLP with respect to the new Notes *

5.2	Opinion of Hunton & Williams LLP with respect to the Georgia guarantors *

5.3	Opinion of Hunton & Williams LLP with respect to the Texas guarantors *

5.4	Opinion of Bryan Cave LLP with respect to the Colorado guarantors *

5.5	Opinion of Bryan Cave LLP with respect to the Kansas guarantors *

5.6	Opinion of Scarlett May with respect to the Tennessee guarantors *

5.7	Opinion of Saul Ewing LLP with respect to the Pennsylvania guarantor *

5.8	Opinion of Stinson Morrison Hecker LLP with respect to the Arkansas guarantors (incorporated by reference from Exhibit 5.8 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

10.1	Ruby Tuesday, Inc. Executive Supplemental Pension Plan, amended and restated as of January 1, 2007. (incorporated by reference from Exhibit 10.1 to the Ruby Tuesday, Inc. Annual Report on Form 10-K for the fiscal year ended June 5, 2007 (File No. 1-12454)).

10.2	First Amendment, dated as of April 2, 2008, to the Ruby Tuesday, Inc. Executive Supplemental Pension Plan (Amended and Restated as of January 1, 2007) (incorporated by reference from Exhibit 10.6 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended March 4, 2008 (File No. 1-12454)).

10.3	Second Amendment, dated as of December 31, 2008, to the Ruby Tuesday, Inc. Executive Supplemental Pension Plan (Amended and Restated as of January 1, 2007) (incorporated by reference from Exhibit 10.1 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended December 2, 2008 (File No. 1-12454)).

10.4	Third Amendment, dated as of January 6, 2010, to the Ruby Tuesday, Inc. Executive Supplemental Pension Plan (Amended and Restated as of January 1, 2007) (incorporated by reference from Exhibit 10.3 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended December 1, 2009 (File No. 1-12454)).

10.5	Ruby Tuesday, Inc. Stock Incentive and Deferred Compensation Plan for Directors (Amended and Restated as of October 8, 2008) (incorporated by reference from Exhibit 10.5 to the Ruby Tuesday, Inc. Annual Report on Form 10-K for the fiscal year ended May 31, 2011 (File No. 1-12454)).

10.6	First Amendment, dated as of July 21, 2011, to the Ruby Tuesday, Inc. Stock Incentive and Deferred Compensation Plan for Directors (Amended and Restated as of October 8, 2008) (incorporated by reference from Exhibit 10.6 to the Ruby Tuesday, Inc. Annual Report on Form 10-K for the fiscal year ended May 31, 2011 (File No. 1-12454)).

Exhibit No.	Document

10.7	Second Amendment, dated as of January 5, 2012, to the Ruby Tuesday, Inc. Stock Incentive and Deferred Compensation Plan for Directors (Amended and Restated as of October 8, 2008) (incorporated by reference from Exhibit 10.2 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended November 29, 2011 (File No. 1-12454)).

10.8	Form of Restricted Stock Award (incorporated by reference from Exhibit 10.1 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended November 29, 2011 (File No. 1-12454)).

10.9	Ruby Tuesday, Inc. 2003 Stock Incentive Plan (formerly the 1996 Non-Executive Stock Incentive Plan (formerly the Morrison Restaurants Inc. 1993 Non-Executive Stock Incentive Plan)) (incorporated by reference from Exhibit 10(h) to the Morrison Restaurants Inc. Annual Report on Form 10-K for the fiscal year ended June 5, 1993 (File No. 0-1750) and by reference from Exhibit 10.10 to the Ruby Tuesday, Inc. Annual Report on Form 10-K for the fiscal year ended June 1, 2004 (File No. 1-12454)).

10.10	First Amendment, dated as of July 6, 2005, to the 2003 Stock Incentive Plan (incorporated by reference from Exhibit 10.14 to the Ruby Tuesday, Inc. Annual Report on Form 10-K for the fiscal year ended June 6, 2006 (File No. 1-12454)).

10.11	Second Amendment, dated as of July 11, 2006, to the 2003 Stock Incentive Plan (incorporated by reference from Exhibit 10.3 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended December 5, 2006 (File No. 1-12454)).

10.12	Third Amendment, dated as of July 20, 2011, to the 2003 Stock Incentive Plan (incorporated by reference from Exhibit 10.3 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended November 29, 2011 (File No. 1-12454)).

10.13	Fourth Amendment, dated as of January 5, 2012, to the 2003 Stock Incentive Plan (incorporated by reference from Exhibit 10.4 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended November 29, 2011 (File No. 1-12454)).

10.14	Non-Qualified Stock Option Award (Beall) (incorporated by reference from Exhibit 10.3 to Form 8-K filed on April 17, 2007 (File No. 1-12454)).

10.15	First Amendment to the Ruby Tuesday, Inc. Non-Qualified Stock Option Award (incorporated by reference from Exhibit 10.4 to Form 8-K filed on April 17, 2007 (File No. 1-12454)).

10.16	Form of Non-Qualified Stock Option Award (incorporated by reference from Exhibit 10.1 to Form 8-K filed on July 27, 2010 (File No. 1-12454)).

10.17	Form of Service Stock Award (incorporated by reference from Exhibit 10.2 to Form 8-K filed on July 27, 2010 (File No. 1-12454)).

10.18	Form of Service-Based Restricted Stock Award (incorporated by reference from Exhibit 10.1 to Form 8-K filed on August 29, 2011 (File No. 1-12454)).

10.19	Form of Performance-Based Restricted Stock Award (incorporated by reference from Exhibit 10.2 to Form 8-K filed on August 29, 2011 (File No. 1-12454)).

10.20	Form of Performance Unit Award (incorporated by reference from Exhibit 10.3 to Form 8-K filed on August 29, 2011 (File No. 1-12454)).

10.21	Form of Letter of Amendment (incorporated by reference from Exhibit 10.4 to Form 8-K filed on August 29, 2011 (File No. 1-12454)).

10.22	Form of Service-Based Restricted Stock Award (incorporated by reference from Exhibit 10.1 to Form 8-K filed on April 10, 2012 (File No. 1-12454)).

Exhibit No.	Document

10.23	Ruby Tuesday, Inc. 2006 Executive Incentive Compensation Plan (incorporated by reference from Exhibit 10.2 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended December 5, 2006 (File No. 1-12454)).

10.24	Morrison Restaurants Inc. Deferred Compensation Plan, as restated effective January 1, 1994, together with amended and restated Trust Agreement, dated as of December 1, 1992, to Deferred Compensation Plan (incorporated by reference from Exhibit 10(i) to the Morrison Restaurants Inc. Annual Report on Form 10-K for the fiscal year ended June 5, 1993 (File No. 0-1750)).

10.25	Morrison Restaurants Inc. Management Retirement Plan together with First Amendment, dated as of June 30, 1994 and Second Amendment, dated as of July 31, 1995 (incorporated by reference from Exhibit 10(n) to the Morrison Restaurants Inc. Annual Report on Form 10-K for the fiscal year ended June 3, 1995 (File No. 1-12454)).

10.26	Form of Third Amendment to Management Retirement Plan (incorporated by reference from Exhibit 10.32 to Form 8-B filed on March 15, 1996 (File No. 1-12454)).

10.27	Form of Fourth Amendment to Management Retirement Plan (incorporated by reference from Exhibit 10.14 to the Ruby Tuesday, Inc. Annual Report on Form 10-K for the fiscal year ended June 3, 2003 (File No. 1-12454)).

10.28	Form of Fifth Amendment to Management Retirement Plan (incorporated by reference from Exhibit 10.15 to the Ruby Tuesday, Inc. Annual Report on Form 10-K for the fiscal year ended June 3, 2003 (File No. 1-12454)).

10.29	Sixth Amendment, dated as of April 9, 2001, to the Ruby Tuesday, Inc. Management Retirement Plan (incorporated by reference from Exhibit 10.41 to the Ruby Tuesday, Inc. Annual Report on Form 10-K for the fiscal year ended June 5, 2001 (File No. 1-12454)).

10.30	Seventh Amendment (dated as of October 5, 2004) to the Ruby Tuesday, Inc. Management Retirement Plan (incorporated by reference from Exhibit 99.5 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended November 30, 2004 (File No. 1-12454)).

10.31	Morrison Retirement Plan, amended and restated as of October 7, 2009 (incorporated by reference from Exhibit 10.1 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended December 1, 2009 (File No. 1-12454)).

10.32	Executive Group Life and Executive Accidental Death and Dismemberment Plan (incorporated by reference from Exhibit 10(q) to the Morrison Restaurants Inc. Annual Report on Form 10-K for the fiscal year ended June 3, 1989 (File No. 0-1750)).

10.33	Morrison Restaurants Inc. Executive Life Insurance Plan (incorporated by reference from Exhibit 10(a)(a) to the Morrison Restaurants Inc. Annual Report on Form 10-K for the fiscal year ended June 4, 1994 (File No. 1-12454)).

10.34	Form of First Amendment to the Morrison Restaurants Inc. Executive Life Insurance Plan (incorporated by reference from Exhibit 10.25 to the Ruby Tuesday, Inc. Annual Report on Form 10-K for the fiscal year ended June 3, 2003 (File No. 1-12454)).

10.35	Second Amendment (dated as of January 1, 2004) to the Ruby Tuesday Inc. Executive Life Insurance Plan (formerly the Morrison Restaurants Inc. Executive Life Insurance Plan) (incorporated by reference from Exhibit 99.2 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended November 30, 2004 (File No. 1-12454)).

10.36	Ruby Tuesday Inc. Executive Life Insurance Premium Plan dated as of January 1, 2004 (incorporated by reference from Exhibit 99.1 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended November 30, 2004 (File No. 1-12454)).

Exhibit No.	Document

10.37	Ruby Tuesday, Inc. 1996 Stock Incentive Plan, restated as of September 30, 1999 (incorporated by reference from Exhibit 99.1 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended September 3, 2000 (File No. 1-12454)).

10.38	First Amendment, dated as of July 10, 2000, to the restated Ruby Tuesday, Inc. 1996 Stock Incentive Plan (incorporated by reference from Exhibit 99.2 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended September 3, 2000 (File No. 1-12454)).

10.39	Ruby Tuesday, Inc. Salary Deferral Plan, amended and restated as of October 7, 2009 (incorporated by reference from Exhibit 10.2 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended December 1, 2009 (File No. 1-12454)).

10.40	First Amendment, dated as of April 6, 2011, to the Ruby Tuesday, Inc. Salary Deferral Plan (incorporated by reference from Exhibit 10.1 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended March 1, 2011 (File No. 1-12454)).

10.41	Ruby Tuesday, Inc. Deferred Compensation Plan Trust Agreement restated as of June 1, 2001 (incorporated by reference from Exhibit 10.44 to the Ruby Tuesday, Inc. Annual Report on Form 10-K for the fiscal year ended June 5, 2001 (File No. 1-12454)).

10.42	First Amendment, dated as of June 10, 2002, to the Ruby Tuesday, Inc. Deferred Compensation Plan Trust Agreement (incorporated by reference from Exhibit 10.58 to the Ruby Tuesday, Inc. Annual Report on Form 10-K for the fiscal year ended June 4, 2002 (File No. 1-12454)).

10.43	Ruby Tuesday, Inc. Restated Deferred Compensation Plan, dated as of November 26, 2002 (incorporated by reference from Exhibit 99.2 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended December 3, 2002 (File No. 1-12454)).

10.44	Ruby Tuesday, Inc. 2005 Deferred Compensation Plan (incorporated by reference from Exhibit 10.1 to Form 8-K filed on January 18, 2005 (File No. 1-12454)).

10.45	First Amendment, dated as of December 14, 2006, to the Ruby Tuesday, Inc. 2005 Deferred Compensation Plan (incorporated by reference from Exhibit 10.6 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended December 5, 2006 (File No. 1-12454)).

10.46	Second Amendment, dated as of July 11, 2007, to the Ruby Tuesday, Inc. 2005 Deferred Compensation Plan (incorporated by reference from Exhibit 10.40 to the Ruby Tuesday, Inc. Annual Report on Form 10-K for the fiscal year ended June 5, 2007 (File No. 1-12454)).

10.47	Third Amendment, dated as of December 30, 2008, to the Ruby Tuesday, Inc. 2005 Deferred Compensation Plan (incorporated by reference from Exhibit 10.3 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended December 2, 2008 (File No. 1-12454)).

10.48	Fourth Amendment, dated as of December 31, 2008, to the Ruby Tuesday, Inc. 2005 Deferred Compensation Plan (incorporated by reference from Exhibit 10.4 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended December 2, 2008 (File No. 1-12454)).

10.49	Fifth Amendment, dated as April 6, 2011, to the Ruby Tuesday, Inc. 2005 Deferred Compensation Plan (incorporated by reference from Exhibit 10.2 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended March 1, 2011 (File No. 1-12454)).

10.50	Description of Cash Bonus Plan (incorporated by reference to Form 8-K filed on July 14, 2006 (File No. 1-12454)).

10.51	Distribution Agreement, dated as of March 2, 1996, by and among Morrison Restaurants Inc., Morrison Fresh Cooking, Inc. and Morrison Health Care, Inc. (incorporated by reference from Exhibit 10.23 to Form 8-B filed on March 15, 1996 (File No. 1-12454)).

Exhibit No.	Document

10.52	Amended and Restated Tax Allocation and Indemnification Agreement, dated as of March 2, 1996, by and among Morrison Restaurants Inc., Custom Management Corporation of Pennsylvania, Custom Management Corporation, John C. Metz & Associates, Inc., Morrison International, Inc., Morrison Custom Management Corporation of Pennsylvania, Morrison Fresh Cooking, Inc., Ruby Tuesday, Inc., a Delaware corporation, Ruby Tuesday (Georgia), Inc., a Georgia corporation, Tias, Inc. and Morrison Health Care, Inc. (incorporated by reference from Exhibit 10.24 to Form 8-B filed on March 15, 1996 (File No. 1-12454)).

10.53	Agreement Respecting Employee Benefit Matters, dated as of March 2, 1996, by and among Morrison Restaurants Inc., Morrison Fresh Cooking, Inc. and Morrison Health Care, Inc. (incorporated by reference from Exhibit 10.25 to Form 8-B filed on March 15, 1996 (File No. 1-12454)).

10.54	Trust Agreement (dated as of July 23, 2004) between Ruby Tuesday Inc. and U.S. Trust Company, N.A. (incorporated by reference from Exhibit 99.3 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended November 30, 2004 (File No. 1-12454)).

10.55	Master Distribution Agreement, dated as of December 8, 2006 and effective as of November 15, 2006, by and between Ruby Tuesday, Inc. and PFG Customized Distribution (portions of which have been redacted pursuant to a confidential treatment request filed with the SEC) (incorporated by reference from Exhibit 10.4 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended December 5, 2006 (File No. 1-12454)).

10.56	Revolving Credit Agreement, dated as of December 1, 2010, by and among Ruby Tuesday, Inc., the Lenders party hereto, Bank of America, N.A., as Administrative Agent, Issuing Bank, Servicer and Swingline Lender, and Regions Bank, as Syndication Agent (incorporated by reference from Exhibit 10.1 to Form 8-K filed on December 7, 2010 (File No. 1-12454)).

10.57	First Amendment to Revolving Credit Agreement, dated as of July 19, 2011, by and among Ruby Tuesday, Inc., the Lenders party hereto, and Bank of America, N.A., as Administrative Agent, Issuing Bank, Servicer and Swingline Lender (incorporated by reference from Exhibit 10.1 to Form 8-K filed on July 21, 2011 (File No. 1-12454)).

10.58	Second Amendment to Revolving Credit Agreement and Waiver, dated as of May 14, 2012, by and among Ruby Tuesday, Inc., the Lenders party hereto, and Bank of America, N.A., as Administrative Agent for the Lenders (incorporated by reference from Exhibit 10.3 to Form 8-K filed on May 17, 2012 (File No. 1-12454)).

10.59	Lender Commitment Agreement dated as of July 19, 2011 among Ruby Tuesday, Inc., the Guarantors, Bank of America, N.A., as Administrative Agent and Wells Fargo Bank, National Association (incorporated by reference from Exhibit 10.2 to Form 8-K filed on July 21, 2011 (File No. 1-12454)).

10.60	Lender Commitment Agreement dated as of July 19, 2011 among Ruby Tuesday, Inc., the Guarantors, Bank of America, N.A., as Administrative Agent and PNC Bank, National Association (incorporated by reference from Exhibit 10.3 to Form 8-K filed on July 21, 2011 (File No. 1-12454)).

10.61	Lender Commitment Agreement dated as of July 19, 2011 among Ruby Tuesday, Inc., the Guarantors, Bank of America, N.A., as Administrative Agent and Fifth Third Bank (incorporated by reference from Exhibit 10.3 to Form 8-K filed on July 21, 2011 (File No. 1-12454)).

10.62	Lender Commitment Agreement dated as of July 19, 2011 among Ruby Tuesday, Inc., the Guarantors, Bank of America, N.A., as Administrative Agent and US Bank National Association (incorporated by reference from Exhibit 10.3 to Form 8-K filed on July 21, 2011 (File No. 1-12454)).

Exhibit No.	Document

10.63	Amended and Restated Note Purchase Agreement, dated as of May 21, 2008, by and among Ruby Tuesday, Inc. and the institutional investors thereto (incorporated by reference from Exhibit 10.3 to Form 8-K filed on May 22, 2008 (File No. 1-12454)).

10.64	First Amendment, dated as of December 1, 2010, to the Amended and Restated Note Purchase Agreement, by and among Ruby Tuesday, Inc. and the institutional investors thereto (incorporated by reference from Exhibit 10.2 to Form 8-K filed on December 7, 2010 (file No. 1-12454)).

10.65	Purchase Agreement, dated as of May 7, 2012 (incorporated by reference from Exhibit 10.1 to Form 8-K filed on May 9, 2012 (File No. 1-12454)).

10.66	Indenture, dated as of May 14, 2012, by and among Ruby Tuesday, Inc., the Guarantors party hereto, and Wells Fargo, National Association, as Trustee (incorporated by reference from Exhibit 10.1 to Form 8-K filed on May 17, 2012 (File No. 1-12454)).

10.67	Registration Rights Agreement, dated as of May 14, 2012 (incorporated by reference from Exhibit 10.2 to Form 8-K filed on May 17, 2012 (File No. 1-12454)).

10.68	Pledge Agreement, dated as of May 14, 2012 (incorporated by reference from Exhibit 10.4 to Form 8-K filed on May 17, 2012 (File No. 1-12454)).

10.69	Indenture, dated December 31, 2007, to the Ruby Tuesday, Inc. Cafeteria Plan (incorporated by reference from Exhibit 10.4 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended March 4, 2008 (File No. 1-12454)).

10.70	Second Amendment, dated as of December 15, 2010, to the Ruby Tuesday, Inc. Cafeteria Plan (incorporated by reference from Exhibit 10.1 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended November 30, 2010 (File No. 1-12454)).

10.71	Indenture, dated December 31, 2007, to the Ruby Tuesday, Inc. Health Savings Account Plan (incorporated by reference from Exhibit 10.5 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended March 4, 2008 (File No. 1-12454)).

10.72	First Amendment, dated as of December 15, 2010, to the Ruby Tuesday, Inc. Health Savings Account Plan (incorporated by reference from Exhibit 10.2 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended November 30, 2010 (File No. 1-12454)).

10.73	Form of Indemnification Agreement, dated April 7, 2010 (incorporated by reference from Exhibit 10.1 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended March 2, 2010 (File No. 1-12454)).

10.74	Agreement, dated June 30, 2011, by and among Ruby Tuesday, Inc., and Steven R. Becker, Matthew A. Drapkin, Becker Drapkin Partners (QP), L.P., Becker Drapkin Partners, L.P., BD Partners III, L.P., Becker Drapkin Management, L.P., and BC Advisors, LLC (incorporated by reference from Exhibit 10.1 to Form 8-K filed on July 1, 2011 (File No. 1-12454)).

10.75	Agreement, dated June 30, 2011, by and among Ruby Tuesday, Inc., and Double Black Diamond Offshore Ltd., Black Diamond Offshore Ltd., Carlson Capital, L.P., Asgard Investment Corp., and Clint D. Carlson (incorporated by reference from Exhibit 10.2 to Form 8-K filed on July 1, 2011 (File No. 1-12454)).

10.76	Ruby Tuesday, Inc. Severance Pay Plan, amended and restated as of January 5, 2011 (incorporated by reference from Exhibit 10.3 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended November 30, 2010 (File No. 1-12454)).

10.77	First Amendment, dated as of August 23, 2011, to the Ruby Tuesday, Inc. Severance Pay Plan (incorporated by reference from Exhibit 10.5 to Form 8-K filed on August 29, 2011 (File No. 1-12454)).

Exhibit No.	Document

10.78	Separation Agreement, dated as of April 30, 2012, by and between Ruby Tuesday, Inc. and Michael O. Moore (incorporated by reference from Exhibit 10.1 to Form 8-K filed on April 26, 2012 (File No. 1-12454)).

10.79

Transition Agreement, dated as of June 6, 2012, by and between Ruby Tuesday, Inc. and Samuel E. Beall, III ( incorporated by reference from Exhibit 10.79 to the Ruby Tuesday Annual Report on

Form 10-K filed on August 6, 2012 (File No. 1-12454)).

10.80	Ruby Tuesday, Inc. Executive Compensation Clawback Policy, dated as of July 22, 2010 (incorporated by reference from Exhibit 10.1 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended August 31, 2011 (File No. 1-12454)).

10.81	Ruby Tuesday, Inc. 2010 Executive Incentive Compensation Plan (incorporated by reference from Exhibit 10.2 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended August 31, 2011 (File No. 1-12454)).

10.82	Employment Agreement dated as of November 16, 2012, by and between Ruby Tuesday, Inc. and James J. Buettgen (incorporated by reference from Exhibit 10.1 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended December 4, 2012 (File No. 1-12454)).

10.83	Second Amendment, dated as of January 9, 2013, to the Ruby Tuesday, Inc. Severance Pay Plan (incorporated by reference from Exhibit 10.1 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended December 4, 2012 (File No. 1-12454)).

10.84	Indenture, dated as of January 9, 2013, to the Ruby Tuesday, Inc. Cafeteria Plan (incorporated by reference from Exhibit 10.1 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended December 4, 2012 (File No. 1-12454)).

10.85	Fourth Amendment, dated as of November 30, 2012, to the Ruby Tuesday, Inc. Executive Supplemental Pension Plan (Amended and Restated as of January 1, 2007) (incorporated by reference from Exhibit 10.1 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended December 4, 2012 (File No. 1-12454)).

10.86	Sixth Amendment, dated as of October 31, 2012, to the Ruby Tuesday, Inc. 2005 Deferred Compensation Plan (incorporated by reference from Exhibit 10.1 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended December 4, 2012 (File No. 1-12454)).

10.87	First Amendment, dated as of November 30, 2012, to the Ruby Tuesday, Inc. Executive Life Insurance Premium Plan (incorporated by reference from Exhibit 10.1 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended December 4, 2012 (File No. 1-12454)).

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference from Exhibit 12.1 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506)).

21.1	Subsidiaries of Ruby Tuesday, Inc. ( incorporated by reference from Exhibit 21.1 to the Ruby Tuesday Annual Report on Form 10-K filed on August 6, 2012 (File No. 1-12454)).

23.1	Consent of Davis Polk & Wardwell LLP (contained in their opinion filed as Exhibit 5.1).

23.2	Consent of KPMG LLP*

24.1	Power of Attorney (included on signature page)

25.1	Statement of Eligibility of Wells Fargo Bank, National Association, as Trustee, on Form T-1 (incorporated by reference from Exhibit 25.1 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506)).

99.1	Form of Letter of Transmittal (incorporated by reference from Exhibit 99.1 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

Exhibit No.	Document

99.2	Form of Letter to Clients (incorporated by reference from Exhibit 99.2 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

99.3	Form of Letter to Nominees (incorporated by reference from Exhibit 99.3 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

99.4	Form of Instructions to Registered Holder and/or Book-Entry Transfer Participant from Owner (incorporated by reference from Exhibit 99.4 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

*	Filed herewith

Item 22.	Undertakings

(a) The undersigned hereby undertakes:

(1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 15, 2013.

RUBY TUESDAY, INC.

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Senior Vice President—Chief Legal Officer and Secretary

RT DISTRIBUTING, LLC

RTGC, LLC

RUBY TUESDAY, LLC

RT ONE PERCENT HOLDINGS, LLC

RT FLORIDA EQUITY, LLC

RT RESTAURANT SERVICES, LLC

RT NEW YORK FRANCHISE, LLC

RT LONG ISLAND FRANCHISE, LLC

RT NEW ENGLAND FRANCHISE, LLC
WOK HAY 2, LLC

By: RUBY TUESDAY, INC., its sole member

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Senior Vice President—Chief Legal Officer and Secretary

RT DENVER FRANCHISE, L.P.

By: RUBY TUESDAY, INC., its general partner

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Senior Vice President—Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

* James J. Buettgen	President and Chief Executive Officer (Principal Executive Officer)	March 15, 2013

/s/ Michael O. Moore Michael O. Moore	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 15, 2013

* Franklin E. Southall, Jr.	Vice President—Corporate Controller (Principal Accounting Officer)	March 15, 2013

* Matthew A. Drapkin	Chairman of the Board	March 15, 2013

* Bernard Lanigan, Jr.	Director	March 15, 2013

* Stephen I. Sadove	Director	March 15, 2013

* Kevin T. Clayton	Director	March 15, 2013

* F. Lane Cardwell, Jr.	Director	March 15, 2013

* Jeffrey J. O’Neill	Director	March 15, 2013

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this Registration Statement.

By:	/s/ Scarlett May
Scarlett May
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 15, 2013.

QUALITY OUTDOOR SERVICES, INC.

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

* James J. Buettgen	President (Principal Executive Officer)	March 15, 2013

/s/ Michael O. Moore Michael O. Moore	Vice President (Principal Financial Officer and Principal Accounting Officer)	March 15, 2013

* James J. Buettgen	Director	March 15, 2013

/s/ Michael O. Moore Michael O. Moore	Director	March 15, 2013

/s/ Scarlett May Scarlett May	Director	March 15, 2013

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this Registration Statement.

By:	/s/ Scarlett May
Scarlett May
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 15, 2013.

RT AIRPORT, INC.

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

* James J. Buettgen	President (Principal Executive Officer)	March 15, 2013

* Michael O. Moore	Vice President (Principal Financial Officer and Principal Accounting Officer)	March 15, 2013

* James J. Buettgen	Director	March 15, 2013

* Michael O. Moore	Director	March 15, 2013

/s/ Scarlett May Scarlett May	Director	March 15, 2013

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this Registration Statement.

By:	/s/ Scarlett May
Scarlett May
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 15, 2013.

RTBD, INC.

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

RT KENTUCKY RESTAURANT HOLDINGS, LLC RT NEW HAMPSHIRE RESTAURANT HOLDINGS, LLC RT MINNEAPOLIS HOLDINGS, LLC RT OMAHA HOLDINGS, LLC RT FRANCHISE ACQUISITION, LLC

By:	RTBD, INC., its sole member

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

RTTA, LP

By:	RTBD, INC., its sole member

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

RT DETROIT FRANCHISE, LLC RT MICHIGAN FRANCHISE, LLC RTTT, LLC

By:	RT FRANCHISE ACQUISITION, LLC, its sole member

By:	RTBD, INC., its sole member

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

RT O’TOOLE, LLC

By:	RT MICHIGAN FRANCHISE, LLC, its sole member

By:	RT FRANCHISE ACQUISITION, LLC, its sole member

By:	RTBD, INC., its sole member

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

RT MILLINGTON, LLC

By:	RT DETROIT FRANCHISE, LLC, its sole member

By:	RT FRANCHISE ACQUISITION, LLC, its sole member

By:	RTBD, INC., its sole member

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

* Michael O. Moore	President (Principal Executive Officer. Principal Financial Officer, and Principal Accounting Officer)	March 15, 2013

* James J. Buettgen	Vice President	March 15, 2013

* David Schmidt	Director	March 15, 2013

* Angie Pruitt	Director	March 15, 2013

* Andrew Panaccione	Director	March 15, 2013

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this Registration Statement.

By:	/s/ Scarlett May
Scarlett May
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 15, 2013.

RT FINANCE, INC.

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

* James J. Buettgen	President (Principal Executive Officer)	March 15, 2013

* Michael O. Moore	Vice President (Principal Financial Officer and Principal Accounting Officer)	March 15, 2013

* James J. Buettgen	Director	March 15, 2013

* Michael O. Moore	Director	March 15, 2013

/s/ Scarlett May Scarlett May	Director	March 15, 2013

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this Registration Statement.

By:	/s/ Scarlett May
Scarlett May
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 15, 2013.

RUBY TUESDAY GC CARDS, INC.

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

* James J. Buettgen	President (Principal Executive Officer)	March 15, 2013

* Michael O. Moore	Vice President (Principal Financial Officer and Principal Accounting Officer)	March 15, 2013

* James J. Buettgen	Director	March 15, 2013

* Michael O. Moore	Director	March 15, 2013

/s/ Scarlett May Scarlett May	Director	March 15, 2013

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this Registration Statement.

By:	/s/ Scarlett May
Scarlett May
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 15, 2013.

RT LOUISVILLE, INC.

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

* James J. Buettgen	President (Principal Executive Officer)	March 15, 2013

* Michael O. Moore	Vice President (Principal Financial Officer and Principal Accounting Officer)	March 15, 2013

* James J. Buettgen	Director	March 15, 2013

* Michael O. Moore	Director	March 15, 2013

/s/ Scarlett May Scarlett May	Director	March 15, 2013

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this Registration Statement.

By:	/s/ Scarlett May
Scarlett May
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 15, 2013.

RT ORLANDO, INC.

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

RT ORLANDO FRANCHISE, L.P.

By: RT ORLANDO, INC., its general partner

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

* James J. Buettgen	President (Principal Executive Officer)	March 15, 2013

* Michael O. Moore	Vice President (Principal Financial Officer and Principal Accounting Officer)	March 15, 2013

* James J. Buettgen	Director	March 15, 2013

* Michael O. Moore	Director	March 15, 2013

/s/ Scarlett May Scarlett May	Director	March 15, 2013

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this Registration Statement.

By:	/s/ Scarlett May
Scarlett May
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 15, 2013.

RT SOUTH FLORIDA, INC.

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

RT SOUTH FLORIDA FRANCHISE, L.P.

By:	RT SOUTH FLORIDA, INC., its general partner

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

* James J. Buettgen	President (Principal Executive Officer)	March 15, 2013

* Michael O. Moore	Vice President (Principal Financial Officer and Principal Accounting Officer)	March 15, 2013

* James J. Buettgen	Director	March 15, 2013

* Michael O. Moore	Director	March 15, 2013

/s/ Scarlett May Scarlett May	Director	March 15, 2013

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this Registration Statement.

By:	/s/ Scarlett May
Scarlett May
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 15, 2013.

RT TAMPA, INC.

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

RT TAMPA FRANCHISE, L.P.

By:	RT TAMPA, INC., its general partner

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

* James J. Buettgen	President (Principal Executive Officer)	March 15, 2013

* Michael O. Moore	Vice President (Principal Financial Officer and Principal Accounting Officer)	March 15, 2013

* James J. Buettgen	Director	March 15, 2013

* Michael O. Moore	Director	March 15, 2013

/s/ Scarlett May Scarlett May	Director	March 15, 2013

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this Registration Statement.

By:	/s/ Scarlett May
Scarlett May
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 15, 2013.

RT WEST PALM BEACH, INC.

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

RT WEST PALM BEACH FRANCHISE, L.P.

By:	RT WEST PALM BEACH, INC., its general partner

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

* James J. Buettgen	President (Principal Executive Officer)	March 15, 2013

* Michael O. Moore	Vice President (Principal Financial Officer and Principal Accounting Officer)	March 15, 2013

* James J. Buettgen	Director	March 15, 2013

* Michael O. Moore	Director	March 15, 2013

/s/ Scarlett May Scarlett May	Director	March 15, 2013

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this Registration Statement.

By:	/s/ Scarlett May
Scarlett May
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 15, 2013.

RT DENVER, INC.

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

* James J. Buettgen	President (Principal Executive Officer)	March 15, 2013

* Michael O. Moore	Vice President (Principal Financial Officer and Principal Accounting Officer)	March 15, 2013

* James J. Buettgen	Director	March 15, 2013

* Michael O. Moore	Director	March 15, 2013

/s/ Scarlett May Scarlett May	Director	March 15, 2013

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this Registration Statement.

By:	/s/ Scarlett May
Scarlett May
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 15, 2013.

RT ONE PERCENT HOLDINGS, INC.

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

* James J. Buettgen	President (Principal Executive Officer)	March 15, 2013

* Michael O. Moore	Vice President (Principal Financial Officer and Principal Accounting Officer)	March 15, 2013

* James J. Buettgen	Director	March 15, 2013

* Michael O. Moore	Director	March 15, 2013

/s/ Scarlett May Scarlett May	Director	March 15, 2013

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this Registration Statement.

By:	/s/ Scarlett May
Scarlett May
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 15, 2013.

4721 RT OF PENNSYLVANIA, INC.

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

* James J. Buettgen	President (Principal Executive Officer)	March 15, 2013

* Michael O. Moore	Vice President (Principal Financial Officer and Principal Accounting Officer)	March 15, 2013

* James J. Buettgen	Director	March 15, 2013

* Michael O. Moore	Director	March 15, 2013

/s/ Scarlett May Scarlett May	Director	March 15, 2013

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this Registration Statement.

By:	/s/ Scarlett May
Scarlett May
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 15, 2013.

RTT TEXAS, INC.

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

* Michael O. Moore	President (Principal Executive Officer)	March 15, 2013

/s/ Scarlett May Scarlett May	Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 15, 2013

* Michael O. Moore	Director	March 15, 2013

/s/ Scarlett May Scarlett May	Director	March 15, 2013

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this Registration Statement.

By:	/s/ Scarlett May
Scarlett May
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 15, 2013.

RT MCGHEE-TYSON, LLC

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

* James J. Buettgen	President (Principal Executive Officer)	March 15, 2013

* Michael O. Moore	Vice President (Principal Financial Officer and Principal Accounting Officer)	March 15, 2013

* James J. Buettgen	Manager	March 15, 2013

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this Registration Statement.

By:	/s/ Scarlett May
Scarlett May
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 15, 2013.

RT LOUISVILLE FRANCHISE, LLC

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

* James J. Buettgen	President (Principal Executive Officer)	March 15, 2013

* Michael O. Moore	Vice President (Principal Financial Officer and Principal Accounting Officer)	March 15, 2013

* James J. Buettgen	Manager	March 15, 2013

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this Registration Statement.

By:	/s/ Scarlett May
Scarlett May
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 15, 2013.

RT SOUTHWEST FRANCHISE, LLC

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

* James J. Buettgen	President (Principal Executive Officer)	March 15, 2013

* Michael O. Moore	Vice President (Principal Financial Officer and Principal Accounting Officer)	March 15, 2013

* James J. Buettgen	Manager	March 15, 2013

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this Registration Statement.

By:	/s/ Scarlett May
Scarlett May
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 15, 2013.

RT NORTHERN CALIFORNIA FRANCHISE, LLC

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

* James J. Buettgen	President (Principal Executive Officer)	March 15, 2013

* Michael O. Moore	Vice President (Principal Financial Officer and Principal Accounting Officer)	March 15, 2013

* James J. Buettgen	Manager	March 15, 2013

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this Registration Statement.

By:	/s/ Scarlett May
Scarlett May
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 15, 2013.

RT MICHIANA FRANCHISE, LLC

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

RT SMITH, LLC

By:	RT MICHIANA FRANCHISE, LLC, its sole member

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Buettgen, Michael O. Moore and Scarlett May, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ James J. Buettgen James J. Buettgen	President (Principal Executive Officer)	March 15, 2013

* Michael O. Moore	Vice President (Principal Financial Officer and Principal Accounting Officer)	March 15, 2013

/s/ James J. Buettgen James J. Buettgen	Manager	March 15, 2013

/s/ Michael O. Moore Michael O. Moore	Manager	March 15, 2013

/s/ Scarlett May Scarlett May	Manager	March 15, 2013

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this Registration Statement.

By:	/s/ Scarlett May
Scarlett May
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 15, 2013.

RT INDIANAPOLIS FRANCHISE, LLC

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Buettgen, Michael O. Moore and Scarlett May, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ James J. Buettgen James J. Buettgen	President (Principal Executive Officer)	March 15, 2013

* Michael O. Moore	Vice President (Principal Financial Officer and Principal Accounting Officer)	March 15, 2013

/s/ James J. Buettgen James J. Buettgen	Manager	March 15, 2013

/s/ Michael O. Moore Michael O. Moore	Manager	March 15, 2013

/s/ Scarlett May Scarlett May	Manager	March 15, 2013

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this Registration Statement.

By:	/s/ Scarlett May
Scarlett May
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 15, 2013.

RT ST. LOUIS FRANCHISE, LLC

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Buettgen, Michael O. Moore and Scarlett May, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ James J. Buettgen James J. Buettgen	President (Principal Executive Officer)	March 15, 2013

* Michael O. Moore	Vice President (Principal Financial Officer and Principal Accounting Officer)	March 15, 2013

/s/ James J. Buettgen James J. Buettgen	Manager	March 15, 2013

/s/ Michael O. Moore Michael O. Moore	Manager	March 15, 2013

/s/ Scarlett May Scarlett May	Manager	March 15, 2013

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this Registration Statement.

By:	/s/ Scarlett May
Scarlett May
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 15, 2013.

RT WESTERN MISSOURI FRANCHISE, LLC

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Buettgen, Michael O. Moore and Scarlett May, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ James J. Buettgen James J. Buettgen	President (Principal Executive Officer)	March 15, 2013

* Michael O. Moore	Vice President (Principal Financial Officer and Principal Accounting Officer)	March 15, 2013

/s/ James J. Buettgen James J. Buettgen	Manager	March 15, 2013

/s/ Michael O. Moore Michael O. Moore	Manager	March 15, 2013

/s/ Scarlett May Scarlett May	Manager	March 15, 2013

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this Registration Statement.

By:	/s/ Scarlett May
Scarlett May
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 15, 2013.

RT OMAHA FRANCHISE, LLC

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Buettgen, Michael O. Moore and Scarlett May, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ James J. Buettgen James J. Buettgen	President (Principal Executive Officer)	March 15, 2013

* Michael O. Moore	Vice President (Principal Financial Officer and Principal Accounting Officer)	March 15, 2013

/s/ James J. Buettgen James J. Buettgen	Manager	March 15, 2013

/s/ Michael O. Moore Michael O. Moore	Manager	March 15, 2013

/s/ Scarlett May Scarlett May	Manager	March 15, 2013

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this Registration Statement.

By:	/s/ Scarlett May
Scarlett May
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 15, 2013.

RT KCMO FRANCHISE, LLC

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Buettgen, Michael O. Moore and Scarlett May, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ James J. Buettgen James J. Buettgen	President (Principal Executive Officer)	March 15, 2013

* Michael O. Moore	Vice President (Principal Financial Officer and Principal Accounting Officer)	March 15, 2013

/s/ James J. Buettgen James J. Buettgen	Manager	March 15, 2013

/s/ Michael O. Moore Michael O. Moore	Manager	March 15, 2013

/s/ Scarlett May Scarlett May	Manager	March 15, 2013

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this Registration Statement.

By:	/s/ Scarlett May
Scarlett May
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 15, 2013.

RT PORTLAND FRANCHISE, LLC

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Buettgen, Michael O. Moore and Scarlett May, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ James J. Buettgen James J. Buettgen	President (Principal Executive Officer)	March 15, 2013

* Michael O. Moore	Vice President (Principal Financial Officer and Principal Accounting Officer)	March 15, 2013

/s/ James J. Buettgen James J. Buettgen	Manager	March 15, 2013

/s/ Michael O. Moore Michael O. Moore	Manager	March 15, 2013

/s/ Scarlett May Scarlett May	Manager	March 15, 2013

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this Registration Statement.

By:	/s/ Scarlett May
Scarlett May
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 15, 2013.

RT MINNEAPOLIS FRANCHISE, LLC

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Buettgen, Michael O. Moore and Scarlett May, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ James J. Buettgen James J. Buettgen	President (Principal Executive Officer)	March 15, 2013

* Michael O. Moore	Vice President (Principal Financial Officer and Principal Accounting Officer)	March 15, 2013

/s/ James J. Buettgen James J. Buettgen	Manager	March 15, 2013

/s/ Michael O. Moore Michael O. Moore	Manager	March 15, 2013

/s/ Scarlett May Scarlett May	Manager	March 15, 2013

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this Registration Statement.

By:	/s/ Scarlett May
Scarlett May
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 15, 2013.

RT LAS VEGAS FRANCHISE, LLC

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Buettgen, Michael O. Moore and Scarlett May, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ James J. Buettgen James J. Buettgen	President (Principal Executive Officer)	March 15, 2013

* Michael O. Moore	Vice President (Principal Financial Officer and Principal Accounting Officer)	March 15, 2013

/s/ James J. Buettgen James J. Buettgen	Manager	March 15, 2013

/s/ Michael O. Moore Michael O. Moore	Manager	March 15, 2013

/s/ Scarlett May Scarlett May	Manager	March 15, 2013

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this Registration Statement.

By:	/s/ Scarlett May
Scarlett May
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 15, 2013.

RT ARKANSAS CLUB, INC.

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

* James J. Buettgen	President (Principal Executive Officer)	March 15, 2013

/s/ Scarlett May Scarlett May	Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 15, 2013

* James J. Buettgen	Director	March 15, 2013

* Michael O. Moore	Director	March 15, 2013

/s/ Scarlett May Scarlett May	Director	March 15, 2013

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this Registration Statement.

By:	/s/ Scarlett May
Scarlett May
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 15, 2013.

RT JONESBORO CLUB

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

* James J. Buettgen	President (Principal Executive Officer)	March 15, 2013

/s/ Scarlett May Scarlett May	Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 15, 2013

* James J. Buettgen	Director	March 15, 2013

* Michael O. Moore	Director	March 15, 2013

/s/ Scarlett May Scarlett May	Director	March 15, 2013

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this Registration Statement.

By:	/s/ Scarlett May
Scarlett May
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 15, 2013.

RUBY TUESDAY OF CONWAY, INC.

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

* James J. Buettgen	President (Principal Executive Officer)	March 15, 2013

/s/ Scarlett May Scarlett May	Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 15, 2013

* James J. Buettgen	Director	March 15, 2013

* Michael O. Moore	Director	March 15, 2013

/s/ Scarlett May Scarlett May	Director	March 15, 2013

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this Registration Statement.

By:	/s/ Scarlett May
Scarlett May
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 15, 2013.

RUBY TUESDAY OF RUSSELLVILLE, INC.

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

* James J. Buettgen	President (Principal Executive Officer)	March 15, 2013

/s/ Scarlett May Scarlett May	Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 15, 2013

* James J. Buettgen	Director	March 15, 2013

* Michael O. Moore	Director	March 15, 2013

/s/ Scarlett May Scarlett May	Director	March 15, 2013

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this Registration Statement.

By:	/s/ Scarlett May
Scarlett May
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 15, 2013.

RUBY TUESDAY OF BRYANT, INC.

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

* James J. Buettgen	President (Principal Executive Officer)	March 15, 2013

/s/ Scarlett May Scarlett May	Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 15, 2013

* James J. Buettgen	Director	March 15, 2013

* Michael O. Moore	Director	March 15, 2013

/s/ Scarlett May Scarlett May	Director	March 15, 2013

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this Registration Statement.

By:	/s/ Scarlett May
Scarlett May
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryville, State of Tennessee, on March 15, 2013.

RT KCMO KANSAS, INC.

By:	/s/ Scarlett May
	Name:	Scarlett May
	Title:	Vice President and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

* James J. Buettgen	President (Principal Executive Officer)	March 15, 2013

* Michael O. Moore	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 15, 2013

/s/ Scarlett May Scarlett May	Director	March 15, 2013

*	The undersigned, by signing his name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this Registration Statement.

By:	/s/ Scarlett May
Scarlett May
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Document

1.1	Registration Rights Agreement dated as of May 14, 2012 among Ruby Tuesday, Inc., the guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers (incorporated by reference from Exhibit 10.2 to Form 8-K filed on May 16, 2012 (File No. 1-12454))

3.1	Articles of Incorporation, as amended, of Ruby Tuesday, Inc. (incorporated by reference from Exhibit 3.1 to Form 8-B filed on March 15, 1996 (File No. 1-12454))

3.2	Bylaws, as amended and restated, of Ruby Tuesday, Inc. (incorporated by reference from Exhibit 3.1 to Form 8-K filed on October 8, 2009 (File No. 1-12454))

3.3	Articles of Incorporation of RTBD, Inc. (incorporated by reference from Exhibit 3.3 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.4	Bylaws of RTBD, Inc. (incorporated by reference from Exhibit 3.4 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.5	Articles of Incorporation of RT Finance, Inc. (incorporated by reference from Exhibit 3.5 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.6	Bylaws of RT Finance, Inc. (incorporated by reference from Exhibit 3.6 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.7	Articles of Incorporation of Ruby Tuesday GC Cards, Inc. (incorporated by reference from Exhibit 3.7 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.8	Bylaws of Ruby Tuesday GC Cards, Inc. (incorporated by reference from Exhibit 3.8 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.9	Certificate of Formation of RT Tampa Franchise, LP (incorporated by reference from Exhibit 3.9 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.10	Certificate of Formation of RT Orlando Franchise, LP (incorporated by reference from Exhibit 3.10 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.11	Certificate of Formation of RT South Florida Franchise, LP (incorporated by reference from Exhibit 3.11 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.12	Certificate of Formation of RT New York Franchise, LLC (incorporated by reference from Exhibit 3.12 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.13	Certificate of Formation of RT Southwest Franchise, LLC (incorporated by reference from Exhibit 3.13 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.14	Participation and Operating Agreement of RT Southwest Franchise, LLC (incorporated by reference from Exhibit 3.14 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.15	Certificate of Formation of RT Michiana Franchise, LLC (incorporated by reference from Exhibit 3.15 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

Exhibit No.	Document

3.16	Certificate of Formation of RT Franchise Acquisition, LLC (incorporated by reference from Exhibit 3.16 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.17	Operating Agreement of RT Franchise Acquisition, LLC (incorporated by reference from Exhibit 3.17 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.18	Certificate of Formation of RT Kentucky Restaurant Holdings, LLC (incorporated by reference from Exhibit 3.18 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.19	Operating Agreement of RT Kentucky Restaurant Holdings, LLC (incorporated by reference from Exhibit 3.19 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.20	Certificate of Formation of RT Florida Equity, LLC (incorporated by reference from Exhibit 3.20 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.21	Operating Agreement of RT Florida Equity, LLC (incorporated by reference from Exhibit 3.21 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.22	Certificate of Formation of RTGC, LLC (incorporated by reference from Exhibit 3.22 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.23	Operating Agreement of RTGC, LLC (incorporated by reference from Exhibit 3.23 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.24	Certificate of Formation of RT Detroit Franchise, LLC (incorporated by reference from Exhibit 3.24 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.25	Certificate of Formation of RT Michigan Franchise, LLC (incorporated by reference from Exhibit 3.25 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.26	Certificate of Formation of RT West Palm Beach Franchise, LP (incorporated by reference from Exhibit 3.26 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.27	Certificate of Formation of RT New England Franchise, LLC (incorporated by reference from Exhibit 3.27 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.28	Certificate of Formation of RT Long Island Franchise, LLC (incorporated by reference from Exhibit 3.28 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.29	Certificate of Formation of Ruby Tuesday, LLC (incorporated by reference from Exhibit 3.29 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.30	Operating Agreement of Ruby Tuesday, LLC (incorporated by reference from Exhibit 3.30 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

Exhibit No.	Document

3.31	Certificate of Formation of RT Indianapolis Franchise, LLC (incorporated by reference from Exhibit 3.31 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.32	Certificate of Formation of RT Denver Franchise, LP (incorporated by reference from Exhibit 3.32 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.33	Certificate of Formation of RT Omaha Franchise, LLC (incorporated by reference from Exhibit 3.33 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.34	Certificate of Formation of RT KCMO Franchise, LLC (incorporated by reference from Exhibit 3.34 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.35	Certificate of Formation of RT Portland Franchise, LLC (incorporated by reference from Exhibit 3.35 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.36	Certificate of Formation of RT St. Louis Franchise, LLC (incorporated by reference from Exhibit 3.36 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.37	Certificate of Formation of RT Western Missouri Franchise, LLC (incorporated by reference from Exhibit 3.37 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.38	Certificate of Formation of RT Minneapolis Franchise, LLC (incorporated by reference from Exhibit 3.38 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.39	Certificate of Formation of RT Las Vegas Franchise, LLC (incorporated by reference from Exhibit 3.39 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.40	Articles of Incorporation of 4721 RT of Pennsylvania, Inc. (incorporated by reference from Exhibit 3.40 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.41	Bylaws of 4721 RT of Pennsylvania, Inc. (incorporated by reference from Exhibit 3.41 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.42	Articles of Incorporation of RTT Texas, Inc. (incorporated by reference from Exhibit 3.42 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.43	Bylaws of RTT Texas, Inc. (incorporated by reference from Exhibit 3.43 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.44	Certificate of Formation of RTTT, LLC (incorporated by reference from Exhibit 3.44 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.45	Company Agreement of RTTT, LLC (incorporated by reference from Exhibit 3.45 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.46	Articles of Incorporation of RT Arkansas Club, Inc. (incorporated by reference from Exhibit 3.46 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

Exhibit No.	Document

3.47	Bylaws of RT Arkansas Club, Inc. (incorporated by reference from Exhibit 3.47 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.48	Articles of Incorporation of RT Jonesboro Club (incorporated by reference from Exhibit 3.48 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.49	Bylaws of RT Jonesboro Club (incorporated by reference from Exhibit 3.49 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.50	Articles of Incorporation of Ruby Tuesday of Conway, Inc. (incorporated by reference from Exhibit 3.50 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.51	Bylaws of Ruby Tuesday of Conway, Inc. (incorporated by reference from Exhibit 3.51 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.52	Articles of Incorporation of Ruby Tuesday of Russellville, Inc. (incorporated by reference from Exhibit 3.52 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.53	Bylaws of Ruby Tuesday of Russellville, Inc. (incorporated by reference from Exhibit 3.53 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.54	Articles of Incorporation of Ruby Tuesday of Bryant, Inc. (incorporated by reference from Exhibit 3.54 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.55	Bylaws of Ruby Tuesday of Bryant, Inc. (incorporated by reference from Exhibit 3.55 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.56	Articles of Incorporation of RT KCMO Kansas, Inc. (incorporated by reference from Exhibit 3.56 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.57	Bylaws of RT KCMO Kansas, Inc. (incorporated by reference from Exhibit 3.57 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.58	Certificate of Formation of RT Louisville Franchise, LLC (incorporated by reference from Exhibit 3.58 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.59	Participation and Operating Agreement of RT Louisville Franchise, LLC (incorporated by reference from Exhibit 3.59 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.60	Certificate of Formation of RT McGhee Tyson, LLC (incorporated by reference from Exhibit 3.60 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.61	Participation and Operating Agreement of RT McGhee Tyson, LLC (incorporated by reference from Exhibit 3.61 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.62	Articles of Incorporation of RT One Percent Holdings, Inc. (incorporated by reference from Exhibit 3.62 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

Exhibit No.	Document

3.63	Bylaws of RT One Percent Holdings, Inc. (incorporated by reference from Exhibit 3.63 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.64	Certificate of Formation of RT One Percent Holdings, LLC (incorporated by reference from Exhibit 3.64 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.65	Operating Agreement of RT One Percent Holdings, LLC (incorporated by reference from Exhibit 3.65 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.66	Articles of Incorporation of Quality Outdoor Services, Inc. (incorporated by reference from Exhibit 3.66 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.67	Bylaws of Quality Outdoor Services, Inc. (incorporated by reference from Exhibit 3.67 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.68	Articles of Incorporation of RT Airport, Inc. (incorporated by reference from Exhibit 3.68 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.69	Bylaws of RT Airport, Inc. (incorporated by reference from Exhibit 3.69 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.70	Certificate of Formation of RT O’Toole, LLC (incorporated by reference from Exhibit 3.70 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.71	Operating Agreement of RT O’Toole, LLC (incorporated by reference from Exhibit 3.71 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.72	Certificate of Formation of RT Smith, LLC (incorporated by reference from Exhibit 3.72 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.73	Operating Agreement of RT Smith, LLC (incorporated by reference from Exhibit 3.73 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.74	Certificate of Formation of RT Millington, LLC (incorporated by reference from Exhibit 3.74 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.75	Operating Agreement of RT Millington, LLC (incorporated by reference from Exhibit 3.75 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.76	Certificate of Formation of Wok Hay 2, LLC (incorporated by reference from Exhibit 3.76 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.77	Participation and Operating Agreement of Wok Hay 2, LLC (incorporated by reference from Exhibit 3.77 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.78	Certificate of Formation of RT Distributing, LLC (incorporated by reference from Exhibit 3.78 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.79	Operating Agreement of RT Distributing, LLC (incorporated by reference from Exhibit 3.79 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

Exhibit No.	Document

3.80	Certificate of Formation of RT Northern California Franchise, LLC (incorporated by reference from Exhibit 3.80 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.81	Participation and Operating Agreement of RT Northern California Franchise, LLC (incorporated by reference from Exhibit 3.81 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.82	Certificate of Formation of RTTA, LP (incorporated by reference from Exhibit 3.82 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.83	Agreement of Limited Partnership of RTTA, LP (incorporated by reference from Exhibit 3.83 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.84	Certificate of Formation of RT Restaurant Services, LLC (incorporated by reference from Exhibit 3.84 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.85	Operating Agreement of RT Restaurant Services, LLC (incorporated by reference from Exhibit 3.85 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.86	Certificate of Formation of RT New Hampshire Restaurant Holdings, LLC (incorporated by reference from Exhibit 3.86 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.87	Operating Agreement of RT New Hampshire Restaurant Holdings, LLC (incorporated by reference from Exhibit 3.87 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.88	Certificate of Formation of RT Minneapolis Holdings, LLC (incorporated by reference from Exhibit 3.88 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.89	Operating Agreement of RT Minneapolis Holdings, LLC (incorporated by reference from Exhibit 3.89 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.90	Certificate of Formation of RT Omaha Holdings, LLC (incorporated by reference from Exhibit 3.90 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.91	Operating Agreement of RT Omaha Holdings, LLC (incorporated by reference from Exhibit 3.91 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.92	Articles of Incorporation of RT Denver, Inc. (incorporated by reference from Exhibit 3.92 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.93	Bylaws of RT Denver, Inc. (incorporated by reference from Exhibit 3.93 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.94	Articles of Incorporation of RT Louisville, Inc. (incorporated by reference from Exhibit 3.94 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

Exhibit No.	Document

3.95	Bylaws of RT Louisville, Inc. (incorporated by reference from Exhibit 3.95 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.96	Articles of Incorporation of RT Orlando, Inc. (incorporated by reference from Exhibit 3.96 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.97	Bylaws of RT Orlando, Inc. (incorporated by reference from Exhibit 3.97 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.98	Articles of Incorporation of RT South Florida, Inc. (incorporated by reference from Exhibit 3.98 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.99	Bylaws of RT South Florida, Inc. (incorporated by reference from Exhibit 3.99 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.100	Articles of Incorporation of RT Tampa, Inc. (incorporated by reference from Exhibit 3.100 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.101	Bylaws of RT Tampa, Inc. (incorporated by reference from Exhibit 3.101 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.102	Articles of Incorporation of RT West Palm Beach, Inc. (incorporated by reference from Exhibit 3.102 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

3.103	Bylaws of RT West Palm Beach, Inc. (incorporated by reference from Exhibit 3.103 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

4.1	Indenture, dated as of May 14, 2012 among Ruby Tuesday, Inc., the guarantors named therein and the Trustee ((incorporated by reference from Exhibit 10.1 to the Ruby Tuesday, Inc. Current Report on Form 8-K dated May 14, 2012 (File No. 1-12454)).

5.1	Opinion of Davis Polk & Wardwell LLP with respect to the new Notes *

5.2	Opinion of Hunton & Williams LLP with respect to the Georgia guarantors *

5.3	Opinion of Hunton & Williams LLP with respect to the Texas guarantors *

5.4	Opinion of Bryan Cave LLP with respect to the Colorado guarantors *

5.5	Opinion of Bryan Cave LLP with respect to the Kansas guarantors *

5.6	Opinion of Scarlett May with respect to the Tennessee guarantors *

5.7	Opinion of Saul Ewing LLP with respect to the Pennsylvania guarantor *

5.8	Opinion of Stinson Morrison Hecker LLP with respect to the Arkansas guarantors (incorporated by reference from Exhibit 5.8 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

10.1	Ruby Tuesday, Inc. Executive Supplemental Pension Plan, amended and restated as of January 1, 2007. (incorporated by reference from Exhibit 10.1 to the Ruby Tuesday, Inc. Annual Report on Form 10-K for the fiscal year ended June 5, 2007 (File No. 1-12454)).

10.2	First Amendment, dated as of April 2, 2008, to the Ruby Tuesday, Inc. Executive Supplemental Pension Plan (Amended and Restated as of January 1, 2007) (incorporated by reference from Exhibit 10.6 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended March 4, 2008 (File No. 1-12454)).

Exhibit No.	Document

10.3	Second Amendment, dated as of December 31, 2008, to the Ruby Tuesday, Inc. Executive Supplemental Pension Plan (Amended and Restated as of January 1, 2007) (incorporated by reference from Exhibit 10.1 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended December 2, 2008 (File No. 1-12454)).

10.4	Third Amendment, dated as of January 6, 2010, to the Ruby Tuesday, Inc. Executive Supplemental Pension Plan (Amended and Restated as of January 1, 2007) (incorporated by reference from Exhibit 10.3 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended December 1, 2009 (File No. 1-12454)).

10.5	Ruby Tuesday, Inc. Stock Incentive and Deferred Compensation Plan for Directors (Amended and Restated as of October 8, 2008) (incorporated by reference from Exhibit 10.5 to the Ruby Tuesday, Inc. Annual Report on Form 10-K for the fiscal year ended May 31, 2011 (File No. 1-12454)).

10.6	First Amendment, dated as of July 21, 2011, to the Ruby Tuesday, Inc. Stock Incentive and Deferred Compensation Plan for Directors (Amended and Restated as of October 8, 2008) (incorporated by reference from Exhibit 10.6 to the Ruby Tuesday, Inc. Annual Report on Form 10-K for the fiscal year ended May 31, 2011 (File No. 1-12454)).

10.7	Second Amendment, dated as of January 5, 2012, to the Ruby Tuesday, Inc. Stock Incentive and Deferred Compensation Plan for Directors (Amended and Restated as of October 8, 2008) (incorporated by reference from Exhibit 10.2 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended November 29, 2011 (File No. 1-12454)).

10.8	Form of Restricted Stock Award (incorporated by reference from Exhibit 10.1 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended November 29, 2011 (File No. 1-12454)).

10.9	Ruby Tuesday, Inc. 2003 Stock Incentive Plan (formerly the 1996 Non-Executive Stock Incentive Plan (formerly the Morrison Restaurants Inc. 1993 Non-Executive Stock Incentive Plan)) (incorporated by reference from Exhibit 10(h) to the Morrison Restaurants Inc. Annual Report on Form 10-K for the fiscal year ended June 5, 1993 (File No. 0-1750) and by reference from Exhibit 10.10 to the Ruby Tuesday, Inc. Annual Report on Form 10-K for the fiscal year ended June 1, 2004 (File No. 1-12454)).

10.10	First Amendment, dated as of July 6, 2005, to the 2003 Stock Incentive Plan (incorporated by reference from Exhibit 10.14 to the Ruby Tuesday, Inc. Annual Report on Form 10-K for the fiscal year ended June 6, 2006 (File No. 1-12454)).

10.11	Second Amendment, dated as of July 11, 2006, to the 2003 Stock Incentive Plan (incorporated by reference from Exhibit 10.3 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended December 5, 2006 (File No. 1-12454)).

10.12	Third Amendment, dated as of July 20, 2011, to the 2003 Stock Incentive Plan (incorporated by reference from Exhibit 10.3 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended November 29, 2011 (File No. 1-12454)).

10.13	Fourth Amendment, dated as of January 5, 2012, to the 2003 Stock Incentive Plan (incorporated by reference from Exhibit 10.4 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended November 29, 2011 (File No. 1-12454)).

10.14	Non-Qualified Stock Option Award (Beall) (incorporated by reference from Exhibit 10.3 to Form 8-K filed on April 17, 2007 (File No. 1-12454)).

10.15	First Amendment to the Ruby Tuesday, Inc. Non-Qualified Stock Option Award (incorporated by reference from Exhibit 10.4 to Form 8-K filed on April 17, 2007 (File No. 1-12454)).

Exhibit No.	Document

10.16	Form of Non-Qualified Stock Option Award (incorporated by reference from Exhibit 10.1 to Form 8-K filed on July 27, 2010 (File No. 1-12454)).

10.17	Form of Service Stock Award (incorporated by reference from Exhibit 10.2 to Form 8-K filed on July 27, 2010 (File No. 1-12454)).

10.18	Form of Service-Based Restricted Stock Award (incorporated by reference from Exhibit 10.1 to Form 8-K filed on August 29, 2011 (File No. 1-12454)).

10.19	Form of Performance-Based Restricted Stock Award (incorporated by reference from Exhibit 10.2 to Form 8-K filed on August 29, 2011 (File No. 1-12454)).

10.20	Form of Performance Unit Award (incorporated by reference from Exhibit 10.3 to Form 8-K filed on August 29, 2011 (File No. 1-12454)).

10.21	Form of Letter of Amendment (incorporated by reference from Exhibit 10.4 to Form 8-K filed on August 29, 2011 (File No. 1-12454)).

10.22	Form of Service-Based Restricted Stock Award (incorporated by reference from Exhibit 10.1 to Form 8-K filed on April 10, 2012 (File No. 1-12454)).

10.23	Ruby Tuesday, Inc. 2006 Executive Incentive Compensation Plan (incorporated by reference from Exhibit 10.2 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended December 5, 2006 (File No. 1-12454)).

10.24	Morrison Restaurants Inc. Deferred Compensation Plan, as restated effective January 1, 1994, together with amended and restated Trust Agreement, dated as of December 1, 1992, to Deferred Compensation Plan (incorporated by reference from Exhibit 10(i) to the Morrison Restaurants Inc. Annual Report on Form 10-K for the fiscal year ended June 5, 1993 (File No. 0-1750)).

10.25	Morrison Restaurants Inc. Management Retirement Plan together with First Amendment, dated as of June 30, 1994 and Second Amendment, dated as of July 31, 1995 (incorporated by reference from Exhibit 10(n) to the Morrison Restaurants Inc. Annual Report on Form 10-K for the fiscal year ended June 3, 1995 (File No. 1-12454)).

10.26	Form of Third Amendment to Management Retirement Plan (incorporated by reference from Exhibit 10.32 to Form 8-B filed on March 15, 1996 (File No. 1-12454)).

10.27	Form of Fourth Amendment to Management Retirement Plan (incorporated by reference from Exhibit 10.14 to the Ruby Tuesday, Inc. Annual Report on Form 10-K for the fiscal year ended June 3, 2003 (File No. 1-12454)).

10.28	Form of Fifth Amendment to Management Retirement Plan (incorporated by reference from Exhibit 10.15 to the Ruby Tuesday, Inc. Annual Report on Form 10-K for the fiscal year ended June 3, 2003 (File No. 1-12454)).

10.29	Sixth Amendment, dated as of April 9, 2001, to the Ruby Tuesday, Inc. Management Retirement Plan (incorporated by reference from Exhibit 10.41 to the Ruby Tuesday, Inc. Annual Report on Form 10-K for the fiscal year ended June 5, 2001 (File No. 1-12454)).

10.30	Seventh Amendment (dated as of October 5, 2004) to the Ruby Tuesday, Inc. Management Retirement Plan (incorporated by reference from Exhibit 99.5 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended November 30, 2004 (File No. 1-12454)).

10.31	Morrison Retirement Plan, amended and restated as of October 7, 2009 (incorporated by reference from Exhibit 10.1 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended December 1, 2009 (File No. 1-12454)).

Exhibit No.	Document

10.32	Executive Group Life and Executive Accidental Death and Dismemberment Plan (incorporated by reference from Exhibit 10(q) to the Morrison Restaurants Inc. Annual Report on Form 10-K for the fiscal year ended June 3, 1989 (File No. 0-1750)).

10.33	Morrison Restaurants Inc. Executive Life Insurance Plan (incorporated by reference from Exhibit 10(a)(a) to the Morrison Restaurants Inc. Annual Report on Form 10-K for the fiscal year ended June 4, 1994 (File No. 1-12454)).

10.34	Form of First Amendment to the Morrison Restaurants Inc. Executive Life Insurance Plan (incorporated by reference from Exhibit 10.25 to the Ruby Tuesday, Inc. Annual Report on Form 10-K for the fiscal year ended June 3, 2003 (File No. 1-12454)).

10.35	Second Amendment (dated as of January 1, 2004) to the Ruby Tuesday Inc. Executive Life Insurance Plan (formerly the Morrison Restaurants Inc. Executive Life Insurance Plan) (incorporated by reference from Exhibit 99.2 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended November 30, 2004 (File No. 1-12454)).

10.36	Ruby Tuesday Inc. Executive Life Insurance Premium Plan dated as of January 1, 2004 (incorporated by reference from Exhibit 99.1 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended November 30, 2004 (File No. 1-12454)).

10.37	Ruby Tuesday, Inc. 1996 Stock Incentive Plan, restated as of September 30, 1999 (incorporated by reference from Exhibit 99.1 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended September 3, 2000 (File No. 1-12454)).

10.38	First Amendment, dated as of July 10, 2000, to the restated Ruby Tuesday, Inc. 1996 Stock Incentive Plan (incorporated by reference from Exhibit 99.2 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended September 3, 2000 (File No. 1-12454)).

10.39	Ruby Tuesday, Inc. Salary Deferral Plan, amended and restated as of October 7, 2009 (incorporated by reference from Exhibit 10.2 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended December 1, 2009 (File No. 1-12454)).

10.40	First Amendment, dated as of April 6, 2011, to the Ruby Tuesday, Inc. Salary Deferral Plan (incorporated by reference from Exhibit 10.1 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended March 1, 2011 (File No. 1-12454)).

10.41	Ruby Tuesday, Inc. Deferred Compensation Plan Trust Agreement restated as of June 1, 2001 (incorporated by reference from Exhibit 10.44 to the Ruby Tuesday, Inc. Annual Report on Form 10-K for the fiscal year ended June 5, 2001 (File No. 1-12454)).

10.42	First Amendment, dated as of June 10, 2002, to the Ruby Tuesday, Inc. Deferred Compensation Plan Trust Agreement (incorporated by reference from Exhibit 10.58 to the Ruby Tuesday, Inc. Annual Report on Form 10-K for the fiscal year ended June 4, 2002 (File No. 1-12454)).

10.43	Ruby Tuesday, Inc. Restated Deferred Compensation Plan, dated as of November 26, 2002 (incorporated by reference from Exhibit 99.2 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended December 3, 2002 (File No. 1-12454)).

10.44	Ruby Tuesday, Inc. 2005 Deferred Compensation Plan (incorporated by reference from Exhibit 10.1 to Form 8-K filed on January 18, 2005 (File No. 1-12454)).

10.45	First Amendment, dated as of December 14, 2006, to the Ruby Tuesday, Inc. 2005 Deferred Compensation Plan (incorporated by reference from Exhibit 10.6 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended December 5, 2006 (File No. 1-12454)).

Exhibit No.	Document

10.46	Second Amendment, dated as of July 11, 2007, to the Ruby Tuesday, Inc. 2005 Deferred Compensation Plan (incorporated by reference from Exhibit 10.40 to the Ruby Tuesday, Inc. Annual Report on Form 10-K for the fiscal year ended June 5, 2007 (File No. 1-12454)).

10.47	Third Amendment, dated as of December 30, 2008, to the Ruby Tuesday, Inc. 2005 Deferred Compensation Plan (incorporated by reference from Exhibit 10.3 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended December 2, 2008 (File No. 1-12454)).

10.48	Fourth Amendment, dated as of December 31, 2008, to the Ruby Tuesday, Inc. 2005 Deferred Compensation Plan (incorporated by reference from Exhibit 10.4 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended December 2, 2008 (File No. 1-12454)).

10.49	Fifth Amendment, dated as April 6, 2011, to the Ruby Tuesday, Inc. 2005 Deferred Compensation Plan (incorporated by reference from Exhibit 10.2 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended March 1, 2011 (File No. 1-12454)).

10.50	Description of Cash Bonus Plan (incorporated by reference to Form 8-K filed on July 14, 2006 (File No. 1-12454)).

10.51	Distribution Agreement, dated as of March 2, 1996, by and among Morrison Restaurants Inc., Morrison Fresh Cooking, Inc. and Morrison Health Care, Inc. (incorporated by reference from Exhibit 10.23 to Form 8-B filed on March 15, 1996 (File No. 1-12454)).

10.52	Amended and Restated Tax Allocation and Indemnification Agreement, dated as of March 2, 1996, by and among Morrison Restaurants Inc., Custom Management Corporation of Pennsylvania, Custom Management Corporation, John C. Metz & Associates, Inc., Morrison International, Inc., Morrison Custom Management Corporation of Pennsylvania, Morrison Fresh Cooking, Inc., Ruby Tuesday, Inc., a Delaware corporation, Ruby Tuesday (Georgia), Inc., a Georgia corporation, Tias, Inc. and Morrison Health Care, Inc. (incorporated by reference from Exhibit 10.24 to Form 8-B filed on March 15, 1996 (File No. 1-12454)).

10.53	Agreement Respecting Employee Benefit Matters, dated as of March 2, 1996, by and among Morrison Restaurants Inc., Morrison Fresh Cooking, Inc. and Morrison Health Care, Inc. (incorporated by reference from Exhibit 10.25 to Form 8-B filed on March 15, 1996 (File No. 1-12454)).

10.54	Trust Agreement (dated as of July 23, 2004) between Ruby Tuesday Inc. and U.S. Trust Company, N.A. (incorporated by reference from Exhibit 99.3 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended November 30, 2004 (File No. 1-12454)).

10.55	Master Distribution Agreement, dated as of December 8, 2006 and effective as of November 15, 2006, by and between Ruby Tuesday, Inc. and PFG Customized Distribution (portions of which have been redacted pursuant to a confidential treatment request filed with the SEC) (incorporated by reference from Exhibit 10.4 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended December 5, 2006 (File No. 1-12454)).

10.56	Revolving Credit Agreement, dated as of December 1, 2010, by and among Ruby Tuesday, Inc., the Lenders party hereto, Bank of America, N.A., as Administrative Agent, Issuing Bank, Servicer and Swingline Lender, and Regions Bank, as Syndication Agent (incorporated by reference from Exhibit 10.1 to Form 8-K filed on December 7, 2010 (File No. 1-12454)).

10.57	First Amendment to Revolving Credit Agreement, dated as of July 19, 2011, by and among Ruby Tuesday, Inc., the Lenders party hereto, and Bank of America, N.A., as Administrative Agent, Issuing Bank, Servicer and Swingline Lender (incorporated by reference from Exhibit 10.1 to Form 8-K filed on July 21, 2011 (File No. 1-12454)).

Exhibit No.	Document

10.58	Second Amendment to Revolving Credit Agreement and Waiver, dated as of May 14, 2012, by and among Ruby Tuesday, Inc., the Lenders party hereto, and Bank of America, N.A., as Administrative Agent for the Lenders (incorporated by reference from Exhibit 10.3 to Form 8-K filed on May 17, 2012 (File No. 1-12454)).

10.59	Lender Commitment Agreement dated as of July 19, 2011 among Ruby Tuesday, Inc., the Guarantors, Bank of America, N.A., as Administrative Agent and Wells Fargo Bank, National Association (incorporated by reference from Exhibit 10.2 to Form 8-K filed on July 21, 2011 (File No. 1-12454)).

10.60	Lender Commitment Agreement dated as of July 19, 2011 among Ruby Tuesday, Inc., the Guarantors, Bank of America, N.A., as Administrative Agent and PNC Bank, National Association (incorporated by reference from Exhibit 10.3 to Form 8-K filed on July 21, 2011 (File No. 1-12454)).

10.61	Lender Commitment Agreement dated as of July 19, 2011 among Ruby Tuesday, Inc., the Guarantors, Bank of America, N.A., as Administrative Agent and Fifth Third Bank (incorporated by reference from Exhibit 10.3 to Form 8-K filed on July 21, 2011 (File No. 1-12454)).

10.62	Lender Commitment Agreement dated as of July 19, 2011 among Ruby Tuesday, Inc., the Guarantors, Bank of America, N.A., as Administrative Agent and US Bank National Association (incorporated by reference from Exhibit 10.3 to Form 8-K filed on July 21, 2011 (File No. 1-12454)).

10.63	Amended and Restated Note Purchase Agreement, dated as of May 21, 2008, by and among Ruby Tuesday, Inc. and the institutional investors thereto (incorporated by reference from Exhibit 10.3 to Form 8-K filed on May 22, 2008 (File No. 1-12454)).

10.64	First Amendment, dated as of December 1, 2010, to the Amended and Restated Note Purchase Agreement, by and among Ruby Tuesday, Inc. and the institutional investors thereto (incorporated by reference from Exhibit 10.2 to Form 8-K filed on December 7, 2010 (file No. 1-12454)).

10.65	Purchase Agreement, dated as of May 7, 2012 (incorporated by reference from Exhibit 10.1 to Form 8-K filed on May 9, 2012 (File No. 1-12454)).

10.66	Indenture, dated as of May 14, 2012, by and among Ruby Tuesday, Inc., the Guarantors party hereto, and Wells Fargo, National Association, as Trustee (incorporated by reference from Exhibit 10.1 to Form 8-K filed on May 17, 2012 (File No. 1-12454)).

10.67	Registration Rights Agreement, dated as of May 14, 2012 (incorporated by reference from Exhibit 10.2 to Form 8-K filed on May 17, 2012 (File No. 1-12454)).

10.68	Pledge Agreement, dated as of May 14, 2012 (incorporated by reference from Exhibit 10.4 to Form 8-K filed on May 17, 2012 (File No. 1-12454)).

10.69	Indenture, dated December 31, 2007, to the Ruby Tuesday, Inc. Cafeteria Plan (incorporated by reference from Exhibit 10.4 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended March 4, 2008 (File No. 1-12454)).

10.70	Second Amendment, dated as of December 15, 2010, to the Ruby Tuesday, Inc. Cafeteria Plan (incorporated by reference from Exhibit 10.1 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended November 30, 2010 (File No. 1-12454)).

10.71	Indenture, dated December 31, 2007, to the Ruby Tuesday, Inc. Health Savings Account Plan (incorporated by reference from Exhibit 10.5 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended March 4, 2008 (File No. 1-12454)).

10.72	First Amendment, dated as of December 15, 2010, to the Ruby Tuesday, Inc. Health Savings Account Plan (incorporated by reference from Exhibit 10.2 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended November 30, 2010 (File No. 1-12454)).

Exhibit No.	Document

10.73	Form of Indemnification Agreement, dated April 7, 2010 (incorporated by reference from Exhibit 10.1 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended March 2, 2010 (File No. 1-12454)).

10.74	Agreement, dated June 30, 2011, by and among Ruby Tuesday, Inc., and Steven R. Becker, Matthew A. Drapkin, Becker Drapkin Partners (QP), L.P., Becker Drapkin Partners, L.P., BD Partners III, L.P., Becker Drapkin Management, L.P., and BC Advisors, LLC (incorporated by reference from Exhibit 10.1 to Form 8-K filed on July 1, 2011 (File No. 1-12454)).

10.75	Agreement, dated June 30, 2011, by and among Ruby Tuesday, Inc., and Double Black Diamond Offshore Ltd., Black Diamond Offshore Ltd., Carlson Capital, L.P., Asgard Investment Corp., and Clint D. Carlson (incorporated by reference from Exhibit 10.2 to Form 8-K filed on July 1, 2011 (File No. 1-12454)).

10.76	Ruby Tuesday, Inc. Severance Pay Plan, amended and restated as of January 5, 2011 (incorporated by reference from Exhibit 10.3 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended November 30, 2010 (File No. 1-12454)).

10.77	First Amendment, dated as of August 23, 2011, to the Ruby Tuesday, Inc. Severance Pay Plan (incorporated by reference from Exhibit 10.5 to Form 8-K filed on August 29, 2011 (File No. 1-12454)).

10.78	Separation Agreement, dated as of April 30, 2012, by and between Ruby Tuesday, Inc. and Michael O. Moore (incorporated by reference from Exhibit 10.1 to Form 8-K filed on April 26, 2012 (File No. 1-12454)).

10.79	Transition Agreement, dated as of June 6, 2012, by and between Ruby Tuesday, Inc. and Samuel E. Beall, III ( incorporated by reference from Exhibit 10.79 to the Ruby Tuesday Annual Report on Form 10-K filed on August 6, 2012 (File No. 1-12454)).

10.80	Ruby Tuesday, Inc. Executive Compensation Clawback Policy, dated as of July 22, 2010 (incorporated by reference from Exhibit 10.1 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended August 31, 2011 (File No. 1-12454)).

10.81	Ruby Tuesday, Inc. 2010 Executive Incentive Compensation Plan (incorporated by reference from Exhibit 10.2 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended August 31, 2011 (File No. 1-12454)).

10.82	Employment Agreement dated as of November 16, 2012, by and between Ruby Tuesday, Inc. and James J. Buettgen (incorporated by reference from Exhibit 10.1 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended December 4, 2012 (File No. 1-12454)).

10.83	Second Amendment, dated as of January 9, 2013, to the Ruby Tuesday, Inc. Severance Pay Plan (incorporated by reference from Exhibit 10.1 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended December 4, 2012 (File No. 1-12454)).

10.84	Indenture, dated as of January 9, 2013, to the Ruby Tuesday, Inc. Cafeteria Plan (incorporated by reference from Exhibit 10.1 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended December 4, 2012 (File No. 1-12454)).

10.85	Fourth Amendment, dated as of November 30, 2012, to the Ruby Tuesday, Inc. Executive Supplemental Pension Plan (Amended and Restated as of January 1, 2007) (incorporated by reference from Exhibit 10.1 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended December 4, 2012 (File No. 1-12454)).

10.86	Sixth Amendment, dated as of October 31, 2012, to the Ruby Tuesday, Inc. 2005 Deferred Compensation Plan (incorporated by reference from Exhibit 10.1 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended December 4, 2012 (File No. 1-12454)).

Exhibit No.	Document

10.87	First Amendment, dated as of November 30, 2012, to the Ruby Tuesday, Inc. Executive Life Insurance Premium Plan (incorporated by reference from Exhibit 10.1 to the Ruby Tuesday, Inc. Quarterly Report on Form 10-Q for the quarter ended December 4, 2012 (File No. 1-12454)).

12.1	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference from Exhibit 12.1 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506)).

21.1	Subsidiaries of Ruby Tuesday, Inc. ( incorporated by reference from Exhibit 21.1 to the Ruby Tuesday Annual Report on Form 10-K filed on August 6, 2012 (File No. 1-12454)).

23.1	Consent of Davis Polk & Wardwell LLP (contained in their opinion filed as Exhibit 5.1).

23.2	Consent of KPMG LLP *

24.1	Power of Attorney (included on signature page)

25.1	Statement of Eligibility of Wells Fargo Bank, National Association, as Trustee, on Form T-1 (incorporated by reference from Exhibit 25.1 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506)).

99.1	Form of Letter of Transmittal (incorporated by reference from Exhibit 99.1 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

99.2	Form of Letter to Clients (incorporated by reference from Exhibit 99.2 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

99.3	Form of Letter to Nominees (incorporated by reference from Exhibit 99.3 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))

99.4	Form of Instructions to Registered Holder and/or Book-Entry Transfer Participant from Owner (incorporated by reference from Exhibit 99.4 to the Ruby Tuesday, Inc. Registration Statement on Form S-4 filed on February 7, 2013 (File No. 333-186506))